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                                                                     Exhibit 4.6

                                                               EXECUTION VERSION

                           PURCHASE AND SALE AGREEMENT

         This purchase and sale agreement (the "AGREEMENT") is made this 19th day of December 2003, between Grupo Iusacell Celular, S.A. de C.V., Sistemas Telefunicos Portatiles Celulares, S.A. de C.V., Telecommunicaciones del Golfo, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Iusatelecomunicaciones, S.A. de C.V., SOS Telecomunicaciones, S.A. de C.V., Portatel del Sureste, S.A. de C.V. and Iusacell PCS, S.A. de C.V. (each a "SELLER" and collectively, "SELLERS") and MATC Digital, S. de R.L. de C.V. ("BUYER" and together with Sellers, the "PARTIES").

                                   WITNESSETH:

         WHEREAS, Buyer and/or its Affiliates and Sellers and their Affiliates have previously entered into or are entering into (a) a Purchase and Sale Agreement dated as of February 23, 2001 (the "2001 PURCHASE AGREEMENT"), (b) an Amended and Restated Build-to-Suit and Site Development Agreement dated as of May 16, 2002, which agreement will be amended and restated following the date hereof (as amended from time to time, the "BTS AGREEMENT"), (c) a Second Amended and Restated Master Lease Agreement dated as of the date hereof relating to sites purchased under the 2001 Purchase Agreement and purchased under this Agreement (as amended from time to time, the "MLA FOR PURCHASED SITES") and (d) an Amended and Restated Master Lease Agreement dated as of May 16, 2002, which agreement will be amended and restated following the date hereof, relating to sites constructed under the BTS Agreement (as amended from the time to time, the "MLA FOR BTS SITES", and together with the MLA for Purchased Sites, the "MASTER LEASES"); and

         WHEREAS, the Parties desire, in accordance with and subject to the terms and conditions of this Agreement: (a) for Sellers to transfer to Buyer, simultaneously with the execution of this Agreement and subject to the satisfaction of the conditions set forth herein, thirty-four (34) Sites to be chosen by Buyer in its sole discretion (the "INITIAL SITES") and for Buyer to pay Sellers the Purchase Price therefor, (b) for Sellers to transfer to Buyer, subject to the satisfaction of the conditions set forth herein, an additional one hundred nine (109) Sites chosen by Buyer in its sole and absolute discretion (the "ADDITIONAL SITES") and for Buyer to pay Sellers the Purchase Price therefor, and (c) to amend their agreement under the BTS Agreement and the Master Leases as more particularly described therein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. As used herein, unless the context otherwise requires, the terms defined in Appendix I shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Exhibits, Schedules and Closing Documents delivered, executed or required to be executed pursuant hereto. Unless the context otherwise requires, all references herein to Articles, Sections, Schedules or Exhibits are references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached to this Agreement; and the words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                                   ARTICLE II
                         AGREEMENT TO SELL AND PURCHASE

         Section 2.1. Purchase and Sale. Except as otherwise provided herein, subject to and upon the terms and conditions set forth in this Agreement, at each Closing:

         (a) Sellers will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Sellers all of Sellers' right, title and interest in and to the Closing Sites identified for transfer pursuant to the procedures set forth in SECTION 2.5; and

         (b) Buyer will assume the Assumed Liabilities for each Closing Site, but shall have no liability with respect to the Excluded Liabilities for such Closing Site.

         Section 2.2. Excluded Assets. Sellers are not selling or transferring hereunder (and therefore will be retaining) and Buyer will not be purchasing or acquiring hereunder, any right, title or interest of Sellers in or to any of the Excluded Assets.

         Section 2.3. Purchase Price. In consideration for the sale, conveyance, assignment, transfer and delivery of the Closing Sites, and subject to the provisions herein, Buyer agrees to pay to Sellers, at each Closing, consideration equal to (i) two hundred fifty thousand U.S. dollars (US$250,000) per Initial Site being transferred to Buyer at such Closing, and (ii) two hundred ten thousand U.S. dollars (US$210,000) per Additional Site transferred to Buyer at such Closing (collectively, the "PURCHASE PRICE"), in any such case payable as provided in SECTION 2.6(A).

         Section  2.4. Apportionment of Real Estate Taxes, Rent, Utilities.

         (a) Appropriate prorations shall be made with respect to each Closing Site as of the close of business on the applicable Closing Date based on the actual number of days elapsed prior to such Closing Date in the relevant period covered by such item of income or expense, with respect to rental and lease payments, utilities, and all other items of income and expense due or payable under any Land Lease, Tenant Lease or Related Contract related to such Closing Site, in each case, of a nature ordinarily prorated as of closing in real estate transactions (and not separately addressed elsewhere in this Agreement), including all items of income and expense

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that are prepaid or payable in arrears, any unbilled costs and fees and related accounts, notes and other receivables, with Sellers being entitled to all such income and responsible for all such expenses relating to all periods prior to such Closing Date (such expenses not being included in Assumed Liabilities) and Buyer being entitled to all such income and responsible for all such expenses relating to all periods on or subsequent to such Closing Date. Such prorations shall be determined by Buyer, and shall be subject to the approval of Sellers (which shall not be unreasonably withheld, delayed or conditioned), within ninety (90) days after the applicable Closing Date, and shall be settled in cash within ten (10) business days thereafter. Such prorations will not be deemed an adjustment to the Purchase Price. To the extent that any relevant bills or other documentation necessary to effect such prorations are not available during such ninety (90)-day period, the Parties shall make such prorations based on reasonable estimates and shall adjust the relevant prorations as soon as the relevant bills or other documentation becomes available.

         (b) If Sellers dispute Buyer's determination of prorations, Sellers shall give Buyer notice of such dispute within such ten (10)-business-day period, which notice shall specify in reasonable detail the basis for such dispute as well as Sellers' determination of prorations. If the Parties are unable to resolve such dispute within thirty (30) days after such notice is given, such dispute shall be resolved by arbitration as hereinafter provided in
ARTICLE X.

         Section  2.5. Closing Sites.

         (a) The consummation of the transfer and conveyance of Closing Sites and other transactions contemplated by this Agreement may occur in multiple Closings (individually, a "CLOSING" and collectively the "CLOSINGS"), and each Closing shall occur at Buyer's or its attorneys' offices in Mexico City, D.F., at such times and on such dates (each, a "CLOSING DATE") as contemplated under
SECTION 2.5 (b), (c), (d) and (e) below. Buyer and Sellers agree to use their commercially reasonable efforts to close on at least thirty-four (34) Initial Sites and one hundred nine (109) Additional Sites prior to the Final Closing Date (as defined below). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that each Closing shall be subject to the provisions of ARTICLES VI AND VII of this Agreement and shall take place after all the conditions set forth in such ARTICLES VI AND VII have been satisfied or waived with respect to those Sites being transferred at that particular Closing.

         (b) The initial Closing of Sites (the "INITIAL CLOSING") shall take place on the date hereof (the "INITIAL CLOSING DATE"), and thereafter each subsequent Closing of Sites (each a "SUBSEQUENT CLOSING") shall take place monthly commencing with the calendar month following the Initial Closing as more particularly described in SECTION 2.5(d) below; provided, however, that in no event shall Buyer be obligated to purchase any Sites under this Agreement after September 30, 2004 (the "FINAL CLOSING DATE"). Those sites actually transferred from Sellers to Buyer at Closing shall be referred to as the "CLOSING SITES."

         (c) Buyer and Seller have agreed on thirty-four (34) Sites for the Initial Closing, which Sites are listed on Schedule 3. In the event that any of such Sites listed on Schedule 3 are Hub Sites (as defined below), the Buyer agrees that the transfer of such Sites shall be subject to the limitations and conditions on the transfer of Hub Sites set forth in the second proviso of clause (d) below. The first thirty-four (34) Sites to Close under this Agreement shall be considered the

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"INITIAL CLOSING SITES". The remaining Closing Sites shall be considered
"SUBSEQUENT CLOSING SITES".

         (d) During the term of this Agreement, Buyer shall conduct due diligence on the Sites in accordance with Article V with a view to selecting each of the Initial Sites and Additional Sites as quickly as reasonably possible and prior to the Final Closing Date. On the 1st of each month commencing with the calendar month following the Initial Closing, based on its then completed due diligence, Buyer shall provide to Sellers (i) a list ("CLOSING LIST") of at least twelve (12) Sites ("POTENTIAL SITES") to be considered for purchase at the next Closing and (ii) a list of documentation and information required to complete Buyer's due diligence on such Sites. The Potential Sites will be chosen by Buyer in its sole and absolute discretion from among the Sites listed on
Schedule 1, which Schedule includes all Sites held by any of the Sellers as of the date hereof; provided that Buyer may not select in the aggregate, including Sites transferred at the Initial Closing, more than one hundred and forty-three
(143) Sites unless Buyer and Sellers have agreed otherwise; provided, further, that Buyer may select a Site listed on Schedule 2 (a "HUB SITE") as a Potential Site if and only if (i) Buyer will not have, and will not permit any other third parties to have, any rights or access to the interconnection points or switches located at such Site, (ii) Seller shall at all time retain legal title and physical, independent and sole access to, and separate and independent utilities for, such interconnection points and switches and (iii) in the event that any construction work is necessary to separate the main entrance of such Site from the access and utilities mentioned in clause (ii) above, Buyer shall perform such construction work at its sole cost and expense, without interfering with Seller's access and utilities; and provided, further, that for each Hub Site over ten (10) on which Buyer is unable to add additional tenants at a commercially reasonable cost, Buyer's obligation to purchase Additional Sites as set forth in SECTION 2.5(A) above shall be reduced by that number. Within ten
(10) Business Days following the delivery of the list of Potential Sites, Sellers shall deliver to Buyer (i) any documentation related to such Potential Sites reasonably requested by Buyer to complete its due diligence, (ii) a set of disclosure schedules relating to such Potential Sites and (iii) a list of each third party contract or governmental permit related to such Potential Site that are not assignable by its terms without obtaining prior written consent (each a "NON-ASSIGNABLE CONTRACT" and collectively the "NON-ASSIGNABLE Contracts") related to such Potential Sites. During the five (5) Business Day period immediately following Buyer's receipt of all requested documentation from Sellers, Buyer may withdraw any of the Potential Sites from the Closing List by delivering written notice (a "WITHDRAWAL NOTICE") to Sellers identifying such Sites to be withdrawn; provided, however, that Buyer may not reduce the number of Sites on the Closing List below ten (10) Sites for each Subsequent Closing. Subject to the satisfaction of the terms and conditions of this Agreement, the Closing for the Sites listed on the Closing List that are to be transferred pursuant to this SECTION 2.5 shall occur as soon as reasonably possible following the final determination of the Closing List but in no event later than ten (10) Business Days following such final determination. In the event that the Parties close on less than the ten (10) Sites ("MINIMUM NUMBER OF SITES") at a Subsequent Closing, the Minimum Number of Sites for the immediately following Subsequent Closing shall be increased by the difference between the then Minimum Number of Sites and the actual number of Closing Sites transferred at the Previous Closing and Buyer shall increase the number of Sites included on the Closing List accordingly. Subject to satisfaction of the Closing Conditions listed in ARTICLES VI and VII, Buyer and Sellers agree to use their commercially reasonable efforts to close on at least the Minimum Number of Sites (as increased pursuant to this paragraph) at each Subsequent Closing.

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         (e) For a period commencing as of the date of the Initial Closing and ending twelve (12) months following the Final Closing Date ("EXCHANGE PERIOD"), Buyer may elect, by delivering written notice to Sellers (the "EXCHANGE NOTICE"), to exchange a Site that was previously purchased by Buyer at a Closing pursuant to this Agreement (a "PUT TOWER") for a Site that has not been purchased by Buyer pursuant to this Agreement (an "EXCHANGE TOWER"). Upon satisfaction of the Closing conditions described in ARTICLES VI AND VII, Buyer and Sellers shall exchange the Put Tower for the Exchange Tower, in each case free and clear of all Liens other than Permitted Encumbrances. In accordance with SECTION 5.2 Buyer and Sellers shall use commercially reasonable efforts to satisfy the Closing conditions listed in ARTICLES VI AND VII as soon as practicable following delivery of the Exchange Notice. A Seller will not be in breach of this Agreement for failure to satisfy a Closing condition with respect to an Exchange Tower so long as it used commercially reasonable efforts to satisfy such Closing condition. So long as Buyer delivers a timely Exchange Notice, Buyer's exchange right with respect to the Sites identified in such notice shall survive until the Put Towers are exchanged in accordance with this
SECTION 2.5(e).

         Section  2.6. Closing. At each Closing:

         (a) In consideration for the Sites being transferred or sold from Sellers to Buyer at a Closing, contemporaneously with such sale or transfer, Buyer shall pay to Sellers the Purchase Price for those Sites being transferred or sold, payable by wire transfer of immediately available funds to a bank account designated by Sellers at least three (3) Business Days prior to the applicable Closing.

         (b) Sellers shall assign, convey and transfer to Buyer all of Sellers' interests, as described in SECTIONS 2.1(a) AND (b), in and to those Sites being transferred or sold at such Closing, free and clear of all Liens other than Permitted Encumbrances.

         (c) Transfer of rights in the Land Leases, Tenant Leases and Related Contracts, and transfer of the balance of interests described in SECTION 2.1(a) shall be by (i) an invoice in the form of Exhibit C attached hereto, (ii) with respect to Leased Sites, an Assignment and Assumption Agreement of Land Leases in the form of Exhibit D attached hereto (the "LAND LEASE ASSIGNMENT"), (iii) with respect to Related Contracts, if any, a Related Contracts Assignment attached hereto as Exhibit E, and (v) with respect to Owned Sites, a ground lease in the form attached hereto as Exhibit A (or in the case of Owned Sites that are Hub Sites, Exhibit A-1).

         (d) Sellers shall deliver to Buyer all security deposits held by Sellers with respect to those Sites being transferred at a Closing, to the extent applicable.

         (e) Notwithstanding any other provisions of this SECTION 2.6:

                  (i) Concurrently herewith, the Buyer and each applicable Seller, shall execute and deliver (in the case of the Subordination Agreement, to the Sellers) the MLA for the Purchased Sites and a Subordination Agreement relating to the list of Sites on Schedule 1 in each case substantially in the form attached hereto as Exhibits K and O; and

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                  (ii)     At the Initial Closing and each Subsequent Closing,
         the Buyer and each applicable Seller shall execute and deliver, with respect to each Site transferred at each such Closing, a Site Lease pursuant to and in the form required under the MLA for Purchased Sites.

         Section 2.7. Cost and Expenses. Sellers shall pay all Mexican excise, sale, use, value added, registration, stamp, recording, documentary, conveyance, franchise, transfer, gains and similar taxes and impositions incurred in connection with the transactions contemplated by this Agreement other than any income taxes or similar taxes imposed on Buyer. Buyer shall pay the cost of recording this Agreement and/or the Land Leases or any other Closing Documents which Buyer elects to record.

         Section 2.8. Consents and Approvals. If Buyer elects by delivery of a written notice to Sellers given at any time on or prior to Closing to close on a Site prior to receipt of all applicable Authorizations:

         (a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Non-Assignable Contract. Any transfer or assignment to Buyer by Sellers of any interest in Non-Assignable Contract shall be made subject to such Authorization being obtained.

         (b) Sellers shall, at their expense, use their reasonable best efforts to obtain all necessary Authorizations (including, after the applicable Closing Date, if Buyer shall have elected to close prior to obtaining the same) until such time as all such Authorizations have been obtained, and Sellers will cooperate with Buyer to provide that from and after the applicable Closing Date Buyer shall receive the interest of Sellers in the rights and benefits under (and to the extent permitted by) any Non-Assignable Contract, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit as if Buyer were a party to such Non-Assignable Contract.

         (c) If and when such Authorizations are obtained, the transfer of the applicable Non-Assignable Contract shall be effected in accordance with the terms of this Agreement.

         (d) Sellers agree to execute and deliver such agreements and other instruments as Buyer may reasonably request to effectuate the provisions of this
SECTION 2.8.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As a material inducement to Buyer to enter into this Agreement, each of the Sellers jointly and severally represent and warrant to Buyer as of the date hereof and, unless otherwise specified in this ARTICLE III, as of each Closing Date as follows, except as set forth in the Schedules referenced in this ARTICLE III, which shall be prepared by Sellers at their sole cost and expense at each Closing in the form and containing such detail as requested by Buyer.

         Section 3.1. Incorporation; Authorization. Each Seller is an entity duly organized and validly existing under the Laws of the jurisdiction of its organization with full power and authority to carry on its business (including operation of the Sites) as it is now being conducted.

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Each Seller has the power and authority to execute and deliver this Agreement and the Closing Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Closing Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action of each Seller. Each Seller (a) has duly executed and delivered this Agreement and (b) on the applicable Closing Date will have duly executed and delivered each of the Closing Documents to which it is a party. Assuming the due execution and delivery of each such agreement by each party thereto other than Sellers, this Agreement is the legal, valid and binding obligation of each Seller, and on the applicable Closing Date each of the Closing Documents to which it is a party will be the legal, valid and binding obligation of such Seller, in each case, enforceable in accordance with its respective terms, subject to the effect of Creditor's Rights.

         Section 3.2. No Conflicts. The execution, delivery and performance by each Seller of this Agreement and each of the Closing Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the charter, bylaws or any other organizational documents of such Seller, (b) violate any provision of, or result in an event of default under, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any of the Sites pursuant to any Lien, Contract, concession, order, arbitration award, judgment or decree to which any Seller is a party or by which any of the Sites may be bound or (c) subject to such Seller's receipt of Authorizations yet to be obtained by such Seller and listed on Schedule 3.3, violate or conflict with any provision of Law or any other restriction of any kind or character to which such Seller or any of the Sites is subject that, in the case of either of clauses (b) and (c) above, would, individually or in the aggregate, have a Material Adverse Effect on such Seller or the Closing Sites. At all times prior to today, the Closing Sites have been operated in accordance with all applicable Governmental Approvals except where failure to operate in accordance with all applicable Governmental Approvals would not have, individually or in the aggregate, a Material Adverse Effect on any Seller or any Closing Site.

         Section 3.3. Approvals, Other Authorizations, Consents, Reports, Etc.
Schedule 3.3 attached hereto contains a list of all Authorizations, and other filings, applications or notices required to be made, filed, given or obtained by Sellers or any of their Affiliates in connection with the consummation of the transactions contemplated hereby, except for (a) any filing required pursuant to Antitrust Law and (b) those that become applicable solely as a result of the specific regulatory status of Buyer.

         Section  3.4. Property; Title to Assets.

         (a) Schedule 1 attached hereto contains a true, accurate and complete list of all of Seller's Owned Sites and Leased Sites in Mexico.

         (b) Schedule 3.4(b) attached hereto contains a true, accurate and complete description of all the Owned Land identified as being transferred pursuant to a ground lease from Sellers to Buyer, including the legal description thereof and a reference to the public instrument pursuant

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to which Sellers acquired their interest in such tracts of land and the information pertaining to their registration in the Public Registry of Property. Except as set forth in Schedule 3.4(b), the applicable Seller has good and defensible title to all the Owned Land and other real property comprising a portion of the Owned Sites being transferred free of any Liens, encumbrances and other limitations of domain, except Permitted Encumbrances and Liens on the Owned Land pursuant to the Existing Mortgages which Liens are listed on Schedule 3.4(b).

         (c) Schedule 3.4(c) contains a true, accurate and complete description of the Land Leases relating to the Leased Sites identified as being transferred from Sellers to Buyer including, without limitation, the rent, rent escalators, security deposits, subleasing restrictions, commencement date, expiration date and terms of renewal thereof. Each Land Lease and other leases under which Sellers hold real or personal property constituting a part of such Leased Sites being transferred has been duly authorized, executed and delivered by the applicable Seller and, to such Seller's knowledge, by each of the other parties thereto, and is a legal, valid and binding obligation of such Seller and enforceable against each party thereto in accordance with its terms. Sellers enjoy peaceful and undisturbed possession under all such leases, subject to the terms of each such lease. True, accurate and complete copies of each of such Land Leases have been provided by Sellers to Buyer (or true, accurate and complete descriptions thereof have been set forth in Schedule 3.4(c) with respect to those that are oral). Each such Land Lease is in full force and effect with no default by the applicable Seller thereunder, and to the best of such Seller's knowledge there is no default by the applicable lessor thereunder. Seller has not done or performed, or failed to do or perform any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of such leases or in any material respect impair the rights or benefits of, or materially increase the costs to, such Seller or Buyer under any of such Land Leases. No claim or allegation is pending or threatened to the effect that a Seller has not so completely done and performed or failed to do or perform any obligation under any of such Land Leases.

         (d) Based on the foregoing, Sellers shall remain liable for the warranty of title (saneamiento para el caso de eviccion) with respect to the Closing Sites pursuant to article 2120 of the Federal Civil Code and the applicable provisions of the Civil Codes of the States where the Sites are located. No filing which names any Seller as debtor or which covers or purports to cover any of the Closing Sites is on file with the Public Registry of Property or the Public Registry of Commerce of any state or other jurisdiction except as noted in Schedule 3.4(d), and Sellers have not signed or agreed to sign any agreement or other document authorizing any secured party thereunder to make any such filing. Except as disclosed in Schedule 3.4(d), all of the Towers, ground radials, guy anchors, buildings, structures, other improvements, if any, and real property fixtures located on the Land are located entirely on such Land. Except as disclosed in Schedule 3.4(d), none of the Closing Sites are land-locked or require any easement from a third party in order to obtain legal access to such Site. There is no pending or, to Sellers' knowledge, threatened or contemplated action to take by eminent domain or otherwise to condemn any material part of the Land or interest therein.

         (e) Except as set forth in Schedule 3.4(e) or as would otherwise not have a Material Adverse Effect on a Closing Site, the Towers, ground radials, guy anchors, buildings, structures and other improvements and real property fixtures and the Equipment and items of personal property located at the Closing Sites are in a state of good repair and maintenance and sound

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operating condition, and free from all defects, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of sound engineering practice, and currently permit the Closing Sites to be operated in all material respects in accordance with the terms and conditions of all Laws and Authorizations and as previously operated in the past. Except as set forth on Schedule 3.4(e), the applicable Seller has good and defensible title to all tangible personal property constituting a portion of the Closing Sites, free and clear of all Liens, except Permitted Encumbrances and the Liens granted to the Financing Secured Parties pursuant to the Existing Mortgages (which Liens (other than Liens on the Telecommunications Equipment and other Excluded Assets) shall be released at Closing with respect to the Closing Sites).

         (f) Schedule 3.4(f) contains a true, accurate and complete description of the Related Contracts relating to the Closing Sites including, without limitation, the purpose, consideration, commencement date, expiration date, terms of renewal thereof, any right of termination and any purchase right or option. Other than the Related Contracts listed on Schedule 3.4(f), (i) none of the Closing Sites nor Sellers (with respect to any Closing Site) are bound by any material agreement pursuant to which any Person provides goods or services to, or leases any portion of, or which is otherwise related to, a Closing Site other than Land Leases and Tenant Leases and (ii) no third party is in possession of any portion of the Closing Sites. Sellers have delivered to Buyer true, complete and accurate copies of the Related Contracts.

         (g) Schedule 3.4(g) contains a true, accurate and complete description of all Tenant Leases relating to the Closing Sites including, without limitation, tenant names, rent, rent escalators, security deposits, commencement date, expiration date, the terms of renewal thereof, any right of termination accorded to such tenant other than due to the damage, destruction or condemnation of the affected Closing Site and any purchase right or option. Each of the Tenant Leases and Related Contracts are in full force and effect with no default by Sellers or, to the Seller's knowledge, the other Person thereunder. Each of the Towers at each of the Closing Sites is useable to support the antenna attachments and lines existing on such Towers or pursuant to the Tenant Leases. Sellers have delivered true, complete and accurate copies of the Tenant Leases to Buyer.

         Section 3.5. Taxes, Utilities and Access. Sellers have paid or will, at or prior to Closing, pay all outstanding obligations for utilities and real estate taxes any other local taxes or taxes that otherwise relate to the Closing Sites through and including the Closing Date except for such items as are covered by the proration of items of income and expense as set forth in SECTION
2.4. The Closing Sites are served by utilities and have means of lawful ingress and egress sufficient for their current contemplated use.

         Section 3.6. Environmental Matters.

         (a) Sellers have obtained and have made available to Buyer all Environmental Permits or approvals required for the original construction of the Closing Sites (and any modifications made to the Closing Sites prior to the date hereof), as well as all rulings or approvals in connection with a requirement to obtain an Environmental Assessment with respect to the Closing Sites, where applicable under any Environmental Law. Sellers have delivered to Buyer any other Environmental

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Permit required under any Environmental Law, except for those Environmental
Permits where failure to obtain or maintain such Environmental Permit could not reasonably be expected to have a Material Adverse Effect on any Closing Site.

         (b) The operations and properties of the Sellers relating to the Closing Sites comply with all applicable Environmental Laws and all necessary Environmental Permits have been obtained and are in effect for the operations of the Closing Sites and properties constituting a portion of the Closing Sites, except where such failure to be in full force and effect or to so comply has not had, and would not have, individually or in the aggregate, a Material Adverse Effect on any Closing Site; and, to Sellers' knowledge, no circumstances exist that are reasonably likely to (i) form the basis of an Environmental Action against the Sellers with respect to the Closing Sites or (ii) cause the Closing Sites to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would, in the case of either
(i) or (ii) above, be reasonably likely to have a Material Adverse Effect on any Site.

         Section 3.7. Litigation. Except as set forth on Schedule 3.7, as of the date hereof there are no Actions pending or, to Sellers' knowledge, threatened with respect to or involving any of the Closing Sites. There are no orders or stipulations of or by any Governmental Authority against Sellers with respect to any of the Closing Sites or otherwise binding on any of the Closing Sites.

         Section 3.8. Labor Obligations. There is not pending, nor to the best of Sellers' knowledge threatened, any labor dispute, strike or work stoppage against any of the Sellers which may interfere with the continued operation of the Closing Sites.

         Section 3.9. Brokers, Finders, Etc. Sellers have neither employed, nor are subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who is or may be entitled to a fee or commission in connection with the transactions contemplated hereby or thereby.

         Section 3.10. Compliance with Approvals and Law.

         (a) Schedule 3.10(a) attached hereto contains a true, complete and accurate description of each Authorization required to own, use and operate the Closing Sites and to conduct the Sellers' business at the Closing Sites, as currently conducted. Sellers have obtained all Authorizations that are necessary for the ownership, use or operation of the Closing Sites and/or such conduct of the Sellers' business at the Closing Sites, except for those which if not obtained and maintained, would not individually or in the aggregate, have a Material Adverse Effect on any of the Closing Sites. None of the Authorizations listed in Schedule 3.10(a) is subject to any restriction or condition that could limit in any material respect the ownership, use or operations of the Closing Sites or the conduct of the Sellers' business at the Closing Sites as currently conducted, except for restrictions and conditions generally applicable to Governmental Approvals of such type. The Authorizations listed in Schedule 3.10(a) are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of Sellers or their officers, directors, employees or agents, and the ownership, use and operation of the Closing Sites and such conduct of the Sellers' business thereat are in accordance in all material respects with the Authorizations. Sellers are not in material breach or violation of, or in default in the performance, observance or fulfillment of, any Authorization, and no Event or circumstance exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a material breach, violation or default, under any Authorization. No such Authorization is the subject of any pending or, to Sellers' knowledge, threatened challenge or proceeding to revoke or terminate any such Authorization. Sellers have no reason to believe that any Governmental Approval will not be renewed in the name of Sellers (or Buyer, after the Closing) by the granting Governmental Authority in the ordinary course.

         (b) Except as otherwise specifically set forth in Schedule 3.10(b) attached hereto, the Closing Sites and the use, enjoyment and operation thereof and thereat are in compliance with all applicable Laws. Except as otherwise specifically described in Schedule 3.10(b), Sellers are not in and are not charged by any Governmental Authority with, and, to Sellers' knowledge, are not threatened or under investigation by any Governmental Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any applicable Law relating to the ownership and operation of the Closing Sites or the conduct of Sellers' business thereat. All reports, forms and statements required to be filed by Sellers with all Governmental Authorities with respect to the Closing Sites and Sellers' business thereat have been filed and are true, complete and accurate in all material respects. Except as otherwise specifically described in Schedule 3.10(b), no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Approval or any applicable Law.

         Section 3.11. Insurance. Sellers maintain policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Schedule 3.11 attached hereto.

         Section 3.12. Bankruptcy. Sellers represent and warrant that as of the date hereof, none of them has filed, and they do not intend to file, a voluntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts, or seeking a declaration of bankruptcy, concurso mercantil or similar relief.

         Section 3.13. Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SELLERS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, CONCERNING ANY CLOSING SITE OR THE SELLERS OR GRUPO IUSACELL, S.A. DE C.V. OR THE BUSINESS, ASSETS OR LIABILITIES OF THE SELLERS OR GRUPO IUSACELL, S.A. DE C.V.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to Sellers to enter into this Agreement, Buyer represents and warrants to Sellers, as of the date hereof and as of each Closing Date, as follows:

         Section 4.1. Incorporation, Authorization. Buyer is an entity duly organized and validly existing under the Laws of the jurisdiction of its organization with full power and authority to carry on its business as it is now being conducted. Buyer has the power and authority to execute and deliver this Agreement and the Closing Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Closing Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action of Buyer. Buyer (a) has duly executed and delivered this Agreement and (b) on the applicable Closing Date will have duly executed and delivered each Closing Document. Assuming the due execution and delivery of each such agreement by each party thereto other than Buyer, this Agreement is the legal, valid and binding obligation of Buyer, and on the applicable Closing Date each of the Closing Documents to which it is party will be the legal, valid and binding obligation of Buyer, in each case, enforceable against it in accordance with its respective terms, subject to the effect of Creditors' Rights.

         Section 4.2. No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each of the Closing Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the charter, bylaws, or any other organizational documents of Buyer, (b) violate or conflict with any provision of Law or any other restriction of any kind or character to which Buyer is subject that would, individually or in the aggregate, have a Material Adverse Effect on Buyer or (c) violate any provision of, or be an Event that is a violation of, any Contract, to which Buyer is a party that would have a Material Adverse Effect on Buyer.

         Section 4.3. Litigation. As of the date hereof, there are no Actions pending or, to Buyer's knowledge threatened that would preclude Buyer's consummation of the transactions contemplated hereby. There are no orders or stipulations of or by any Governmental Authority against Buyer that would preclude Buyer's consummation of the transactions contemplated hereby.

         Section 4.4. Brokers, Finders, Etc. Except as set forth in Schedule 4.4, Buyer has neither employed, nor is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or any of the transactions contemplated hereby, who is or may be entitled to a fee or commission in connection with the transactions contemplated hereby or thereby.

         Section 4.5. Approvals, Other Authorizations, Consents, Reports, Etc.
Schedule 4.5 attached hereto contains a list of all Authorizations, and other filings, applications or notices required to be made, filed, given or obtained by Buyer or any of its Affiliates in connection with the consummation of the transactions contemplated hereby, except for (a) any filing required pursuant to Antitrust Law and (b) those that become applicable solely as a result of the specific regulatory status of Sellers.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1. Due Diligence. Each Seller jointly and severally covenants and agrees that during the Closing Period, such Seller shall ensure that Buyer, its agents, contractors, employees, representatives and designees shall have full access to all relevant information concerning such Seller's Sites including, but not limited to, all titles, surveys, Contracts, files, and other documentation, agreements and other information in the possession or control of such Seller or Seller's agents reasonably related to the ownership or operation of such Sites and, upon Buyer's written request, such Seller shall provide Buyer with copies thereof.

         Section  5.2. Efforts to Close; Cooperation.

         (a) Subject to each Party's compliance with the provisions of the Foreign Corrupt Practices Act of the United States, to the extent applicable, Sellers and Buyer each agree to use their commercially reasonable efforts (i) to use, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, and (ii) to refrain from taking, or cause to be refrained from taking, any action and to refrain from doing or causing to be done, anything which could reasonably be expected to impede or impair the consummation and the making effective as promptly as practicable of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (A) each Party agrees to use commercially reasonable efforts (1) to obtain all Authorizations from third parties, (2) to obtain all Authorizations that are required to be obtained under any Law, (3) to lift or rescind any judicial order or other order adversely affecting the ability of the Parties hereto to consummate the transactions contemplated hereby, (4) to effect all necessary registrations and filings, including, but not limited to, filings and submissions of information requested or required by any Governmental Authority and (5) to fulfill all conditions to this Agreement and (B) Sellers agree to correct any title defects with respect to each applicable Site, other than Permitted Encumbrances and, subject to SECTION 5.3, title defects relating to the Existing Mortgages, at or prior to each applicable Closing. Sellers and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent judicial order or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties hereto to consummate the transactions contemplated hereby, to use their respective commercially reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be, or, if entered, to obtain its lifting or revocation. In no event, however, shall Sellers or Buyer be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with any such commercially reasonable efforts (other than its own reasonable fees and expenses of counsel and advisors) and except as otherwise provided herein.

         (b) Sellers and Buyer shall keep the other Party apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals.

         (c) Sellers and Buyer shall each give the other prompt written notice upon Sellers' or Buyer's (as the case may be) becoming aware that (i) any representation or warranty made by such Party pursuant to this Agreement is no longer true or (ii) any fire, other casualty or condemnation (actual or threatened) affecting a Site.

         (d) In addition and without duplication, Sellers and Buyer shall use their reasonable best efforts to obtain from each Ground Lessor from whom consent is required a written consent to (i) the applicable Seller's assignment of such Land Lease to Buyer (ii) the sublease of portions of the Site by Buyer to third party tenants whose primary business is the provision of "radio transmission and/or communication services" or terms of similar meaning reasonably acceptable to Buyer (each, a "GROUND LESSOR CONSENT") without making any concessions to the Ground Lessor in terms of Ground Rent or revenue sharing arrangements and (iii) the creation of a pledge by Buyer of its rights under the Land Lease for the benefit of Buyer's lenders. Sellers shall involve Buyer in all material aspects of the efforts to obtain any required Ground Lessor Consent, including providing copies of such Ground Lessor Consents as and when sent, providing copies of correspondence relating thereto, and at the request of Buyer, Buyer shall be included in all negotiations with respect thereto.

         Section 5.3. Release of Sellers' Liens. At each Closing, Sellers shall cause either to be paid off or released any Liens, other than Permitted Encumbrances, which encumber Sellers' title to or interest in those Sites being conveyed to Buyer at such Closing. Buyer and Sellers acknowledge that Sellers have granted to the Financing Secured Parties certain encumbrances, liens and security interests in the Sites pursuant to the Existing Mortgages, but Seller represents that such encumbrances, liens and security interests shall be released with respect to those assets being conveyed to Buyer pursuant to this Agreement upon such conveyance. Buyer acknowledges that the Financing Secured Parties shall continue to have an encumbrance, lien and security interest on Sellers' assets not being, or not yet, conveyed to Buyer, including, without limitation, Sellers' transmission Equipment (the "TELECOMMUNICATIONS EQUIPMENT") and the Excluded Assets. Sellers shall deliver the Subordination Agreement to JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank) on or before January 31, 2004. Notwithstanding the foregoing, Buyer will not be precluded from delivering the Subordination Agreement to JPMorgan Chase Bank (f/k/a The Chase Manhattan
Bank) at an earlier date without Sellers' consent.

         Section  5.4. Conduct of Business.

         (a) From the date hereof and until each Closing and except as contemplated by this Agreement, Sellers (i) shall operate the applicable Sites only in the ordinary course of business consistent with past practice; and (ii) shall use commercially reasonable efforts to preserve intact the present operations of the Sites and to preserve its relationships with licensors, landlords, tenants, customers and others having material business relationships with the Sites.

         (b) From the date hereof and except as contemplated by this Agreement and in connection with the consummation of transactions contemplated hereunder, Sellers shall not, without the written consent of Buyer, not to be unreasonably withheld:

                  (i) sell, dispose of, transfer or encumber any of the Sites, other than (x) Permitted Encumbrances incurred or entered into in the ordinary course of business or (y) conveyances that are immaterial with respect to the affected Site or (z) actions taken by eminent domain.

                  (ii) enter into, or amend, modify or cancel any Land Lease, Tenant Lease or Related Contract or any other material agreement or Contract related to a Site or waive, release or assign any material rights or claims thereunder;

                  (iii) make, with respect to the Sites, any loans or advances to, or investments in, any Person, other than in the ordinary course of business; or

                  (iv) agree, whether in writing or otherwise, to take any of the actions set forth in this SECTION 5.4(b) and not otherwise permitted by this Agreement.

As reasonably requested from time to time by Buyer, Sellers shall confer with one or more representatives of Buyer to report material operational matters and the general status of ongoing operations relating to any of the Sites.

         Section 5.5. Public Announcements. Except as may otherwise be required by applicable Law or the rules or regulations of any applicable stock exchange, Sellers and Buyer shall not issue, or permit any agent or Affiliate to issue, any press releases or otherwise make, or permit any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other Party hereto. Where disclosure is required by applicable Law, the issuing Party shall use its commercially reasonable efforts to consult with the other Party and agree upon the nature, content and form of such disclosure.

         Section 5.6. Structural Repairs. Further to SECTION 5.1, Buyer may commission reports with respect to each of the Towers from such structural engineers as are satisfactory to Buyer, which reports shall be performed at Buyer's expense unless any such reports disclose that any Tower (i) is not structurally sound and in good operating condition, (ii) is not in compliance in all material respects with all Laws and Authorizations, (iii) requires any structural or other material repairs or (iv) is subject to any other conditions contrary to the representations and warranties contained herein, in which case, the cost of reports shall be borne by Sellers.

         Section 5.7. Other Documentation. In addition to any requirements under
ARTICLE III hereof, prior to or in connection with each Closing, Sellers shall, at their expense, deliver or cause to be delivered to Buyer (a) copies of all written (and effective) Land Leases, Related Contracts, Tenant Leases and material Authorizations solely related to the ownership, operation or transfer of the Sites to be assigned and transferred to Buyer at such Closing or, to the extent not solely related, appropriate extracts thereof, (b) copies of, or extracts from, all current files and records of Sellers or any of their Affiliates solely related to the ownership, occupancy or leasing of the Sites to be assigned and transferred to Buyer at the Closing or, to the extent not so solely related, appropriate extracts thereof, (c) all other original documents pertaining to the operation of the Sites, and (d) a computer diskette containing each of the Schedules and Exhibits to this Agreement prepared by Sellers ("SELLER DOCUMENTS").

         Section 5.8. Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Sellers shall be responsible for the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement ("TRANSFER TAXES"). The Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding Transfer Taxes.

         Section 5.9. Interim Financial Statements; Liquidity. During the term of this Agreement, at the request of Buyer, Sellers shall promptly, and in any event within five (5) Business Days of Buyer's request, meet with Buyer to discuss and provide customary information regarding the results of operations and financial condition of the Sellers. Such meeting shall include the chief financial officer of Grupo Iusacell or a similar officer of Grupo Iusacell with in depth knowledge of its financial condition.

         Section 5.10. Use of Proceeds. Sellers hereby covenant and agree to use the net proceeds from each Closing to acquire additional assets which shall constitute collateral under the Chase Credit Agreement, as contemplated by
SECTION 6.06(i) of the Chase Credit Agreement.

                                   ARTICLE VI
                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to consummate the transactions contemplated hereby with respect to any applicable Closing Site is subject to the satisfaction on or prior to the each Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by
Buyer:

         Section 6.1. Representations, Warranties and Covenants of Sellers.

         (a) The representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the date when made and shall be deemed to be made again at and as of the date of each Closing with respect to those Sites being transferred at such Closing, and shall be true and correct at and as of such time, except for (i) representations and warranties that speak as of a specific date or time other than the applicable Closing Date (which need only be true and correct as of such date or time), (ii) any failures of such representations and warranties to be true and correct which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sellers or any of the Sites; provided, however, that for the purpose of this clause (ii) representations and warranties and the terms used therein that are qualified as to materiality (including by reference to "MATERIAL ADVERSE EFFECT") shall not be deemed to be so qualified.

         (b) The covenants and agreements of Sellers to be performed on or before each Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (c) Buyer shall have received at each Closing certificates to the effect set forth in paragraphs (a) and (b) above dated the applicable Closing Date validly executed on behalf of Sellers in the form of Exhibits F and G attached hereto.

         Section 6.2. No Orders or Proceedings. No order, decree, bankruptcy proceeding, concurso mercantil proceeding or judgment of any Governmental Authority shall be in effect that restrains, materially delays, restructures or prohibits the transactions contemplated hereby, and no proceeding shall have been commenced for purposes of obtaining such order.

         Section 6.3. Antitrust Law Filings. At each Closing Date, any filing required under antitrust law shall have been made and no ruling objecting to or imposing conditions on the consummation of the transactions contemplated hereby under Antitrust Law shall have been issued and no action shall have been taken by Government Antitrust Authority, materially challenging or seeking to enjoin the consummation of the transactions contemplated hereby under Antitrust Law. At each Closing Date falling after February 29, 2004, any approval applicable to the consummation of the transactions contemplated hereby under Antitrust Law shall have been obtained.

         Section 6.4. Collateral Agreements. Sellers shall have executed and delivered (i) the MLA for Purchased Sites substantially the form attached hereto as Exhibit K, (ii) Site Leases in substantially the form attached to the MLA for Purchased Sites covering each of the Sites being transferred to Buyer at the Initial Closing and each Subsequent Closing, (iii) Ground Leases in substantially the form attached hereto as Exhibit A (or, in the case of Owned Sites that are Hub Sites, Exhibit A-1), covering the Owned Sites being transferred to Buyer at such Closing, (iv) Land Lease Assignments in substantially the form attached hereto as Exhibit D covering the Leased Sites being transferred to Buyer at such Closing and (v) Tenant Lease Assignments in substantially the form attached hereto as Exhibit E covering the Sites for which there exists a Tenant Lease.

         Section 6.5. Other Authorizations; Site Criteria. At or prior to each Closing Date, all Authorizations (other than those relating to Antitrust Law) necessary to transfer the relevant Closing Site to Buyer at the applicable Closing shall have been obtained without the imposition, individually or in the aggregate, of any condition or requirement that has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on the Sites to be transferred at such Closing.

         Section 6.6. Other Closing Documents. Buyer shall have received all customary evidence of authority it may reasonably request relating to the existence of each Seller and the authority of each Seller to enter into and consummate this Agreement, the Closing Documents and the transactions contemplated hereby, all in form and substance reasonably satisfactory to Buyer, including, without limitation, an opinion of Sellers' MEXICAN counsel issued with respect to each Closing and dated as of each Closing Date, substantially in the form of Exhibit J hereto.

         Section 6.7. Original Files and Documents. Buyer shall have received prior to each Closing original or original counterparts of all files and documentation from Sellers relating to the applicable Sites as well as copies of all such files in electronic format to the extent such copies exist.

         Section 6.8. Notices. Sellers shall have delivered to Buyer copies of notices to the other Persons party to the Land Leases, Tenant Leases and Related Contracts informing them of the within sale contemplated hereunder, directing that all future amounts payable and notices and correspondence under such agreements should be sent to Buyer.

         Section 6.9. Release of Liens. All Liens, other than Permitted Encumbrances, affecting the Closing Sites have been released, including, without limitation, Liens relating to the Chase Credit Agreement and the Senior Note Indenture, subject to the rights of The Chase Manhattan Bank (currently known as JPMorgan Chase Bank) in Sellers' equipment described in paragraph 3 of the Subordination Agreement.

         Section 6.10. Related Documents. There shall be no default or event of default under the MLA for Purchased Sites, the MLA for BTS Sites, the Site Leases related thereto or the BTS Agreement. Sellers shall have fulfilled all payment obligations due and payable under the Master Leases and the related Site Leases and, without limiting the foregoing, shall be in compliance with the terms of that certain letter agreement dated the date hereof regarding the payment of past due amounts.

         Section 6.11. Ground Leases. Sellers shall have obtained from each Ground Lessor from whom consent is required, a written consent to (i) the applicable Seller's assignment of such Land Lease to Buyer, (ii) the sublease of portions of the Closing Site by Buyer to third party tenants whose primary business is the provision of "radio transmission and/or communication services" and (iii) the creation of a pledge by Buyer of its rights under the Land Lease for the benefit of Buyer's lenders, which pledge shall be subject to the terms of the Subordination Agreement.

                                  ARTICLE VII
                   CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to consummate the transactions contemplated hereby with respect to any applicable Closing is subject to the satisfaction on or prior to each Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by
Sellers:

         Section  7.1. Representations, Warranties and Covenants of Buyer.

         (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for (i) representations and warranties that speak as of a specific date or time other than each Closing Date (which need only be true and correct as of such date or time), and (ii) any failures of such representations and warranties to be true and correct which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer; provided, however, that for the purpose of this clause (ii) representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be deemed to be so qualified.

         (b) The covenants and agreements of Buyer to be performed on or before each Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (c) Sellers shall have received at each Closing certificates to the effect set forth in paragraphs (a) and (b) above dated the applicable Closing Date and validly executed on behalf of Buyer in the form of Exhibits H and I attached hereto.

         Section 7.2. Antitrust Law Filings. At each Closing Date, any filing required under antitrust law shall have been made and no ruling objecting to or imposing conditions on the consummation of the transactions contemplated hereby under Antitrust Law shall have been issued and no action shall have been taken by Government Antitrust Authority, materially challenging or seeking to enjoin the consummation of the transactions contemplated hereby under Antitrust Law. At each Closing Date falling after February 29, 2004, any approval applicable to the consummation of the transactions contemplated hereby under Antitrust Law shall have been obtained.

         Section 7.3. No Order or Proceedings. No order, decree or judgment of any Governmental Authority shall have been issued based on or arising out of the conduct, action, inaction, qualifications or status of Buyer or any of its Affiliates, which would materially and adversely affect the Closing Sites or render it unlawful as of any Closing Date to effect the transactions contemplated by this Agreement in accordance with its terms.

         Section 7.4. Collateral Agreements. Buyer shall have executed and delivered (i) the MLA for Purchased Sites in substantially the form attached hereto as Exhibit K, (ii) Site Leases in substantially the form attached to the MLA for Purchased Sites covering each of the Sites being transferred to Buyer at the Initial Closing and each Subsequent Closing, (iii) Ground Leases in substantially the form attached hereto as Exhibit A (or, in the case of Owned Sites that are Hub Sites, Exhibit A-1) covering the Owned Sites being transferred to Buyer at such Closing, (iv) Land Lease Assignments in substantially the form attached hereto as Exhibit D covering the Leased Sites being transferred to Buyer at such Closing and (v) Tenant Lease Assignments in substantially the form attached hereto as Exhibit E covering the Sites for which there exists a Tenant Lease.

         Section 7.5. Other Closing Documents. Sellers shall have received all customary evidence of authority they may reasonably request relating to the existence of Buyer and the authority of Buyer to enter into and consummate this Agreement, the Closing Documents to which it is a party and the transactions contemplated hereby, all in form and substance reasonably satisfactory to Sellers including, without limitation, an opinion of Buyer's General Counsel issued with respect to each Closing and dated as of each Closing Date, substantially in the form of Exhibit N hereto.

         Section 7.6. Subordination. Buyer shall have executed and delivered to Sellers a Subordination Agreement in the form attached hereto as Exhibit O to be held by Sellers and shall be delivered by Sellers to their lenders as contemplated by SECTION 5.3.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing only pursuant to the following provisions: (a) by mutual consent of Buyer and Sellers;

         (b) by Buyer or Sellers if any permanent injunction, decree or judgment of any Governmental Authority preventing the Initial and all Subsequent Closings shall have become final and nonappealable;

         (c) by Sellers in the event (i) Sellers are not in material breach of this Agreement and none of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in SECTION 6.1 not to be satisfied, and (ii) either

(A) the Termination Date has occurred, or (B) Buyer is in material breach of this Agreement or any of its representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in SECTION 7.1 not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay the Initial and all subsequent Closings by or beyond the Termination Date;

         (d) by Buyer in the event (i) Buyer is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in
SECTION 7.1 not to be satisfied, and (ii) either (A) the Termination Date has occurred, or (B) Sellers are in material breach of this Agreement or any of Sellers' representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in SECTION 6.1 not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay the Initial and all subsequent Closings by or beyond the Termination Date;

         (e) by Buyer, upon breach by Seller or an Affiliate of Seller of any of its relevant obligations under the Master Leases, which breach has not been remedied within the applicable cure period contained in such Master Lease;

         (f) by Buyer, upon the occurrence of a Change of Control;

         (g) by Buyer or Sellers, upon receipt of an objection ruling applicable to the consummation of the transactions contemplated hereby under Antitrust Law or upon any action taken by the Government Antitrust Authority or receipt of notice from the Government Antitrust Authority, challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which objection ruling, action or notice shall not have been withdrawn or terminated after sixty
(60) days and provided that the terminating entity uses its reasonable efforts to challenge such objection ruling, action or notice; and provided, further, that reasonable efforts shall not require a party to pay any consideration (other than customary filing fees and the like) or require a party to divest or otherwise rearrange the composition of any asset or business or agree to any condition, restrictions, requirements or other obligations which are or are reasonably likely to be materially adverse or materially burdensome to it; or

         (h) by Buyer or Sellers following the Final Closing Date.

The right of Buyer or Sellers to terminate this Agreement pursuant to this
SECTION 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective representatives whether prior to or after the execution of this Agreement.

         Section 8.2. Effect of Termination. Except as provided in this Section, in the event of the termination of this Agreement pursuant to SECTION 8.1, this Agreement shall forthwith be terminated or rescinded, as applicable, there shall be no liability on the part of any Party, or any of their respective stockholders, officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination shall not relieve any Party from liability for any breach of this Agreement occurring prior to such termination or for any willful or intentional misrepresentation or breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

         Section 9.1. Indemnification by Sellers. From and after the Initial Closing Date, Sellers shall indemnify, defend, and hold Buyer's Indemnified Parties harmless from and against any and all Losses incurred or resulting from:

         (a) Subject to SECTION 9.6, any breach of Sellers' representations or warranties;

         (b) nonfulfillment by any Seller of any of their covenants or agreements contained herein; or

         (c) Sellers' operation or ownership of the Sites on or prior to the applicable Closing Date, including any and all Losses pertaining to the Sites which relate to events occurring on or prior to the applicable Closing Date.

No claim for indemnification, other than with respect to fraud (dolo) or intentional and willful breach or misrepresentation or as otherwise provided in
SECTION 11.1, may be asserted after the expiration of the applicable Indemnity Period.

         Section 9.2. Indemnification by Buyer. From and after the Initial Closing Date, Buyer shall indemnify, defend and hold Sellers harmless from and against any and all Losses incurred or resulting from:

         (a) Subject to SECTION 9.6, any breach of Buyer's representations or warranties; or

         (b) nonfulfillment by Buyer of any of its covenants or agreements contained herein.

No claim for indemnification, other than with respect to fraud (dolo) or intentional and willful breach or misrepresentation or as otherwise provided in
SECTION 11.1, may be asserted after the expiration of the applicable Indemnity Period.

         Section 9.3. Notice of Claims.

         In the event Buyer's Indemnified Parties or Sellers (the "INDEMNIFIED PARTY") become aware of any Event which would entitle such Indemnified Party to indemnification by the other Party hereunder (the "INDEMNIFYING PARTY"), the Indemnified Party shall give the Indemnifying Party prompt written notice, with reasonable detail, of such Event. If any Action is instituted by a third party ("THIRD PARTY CLAIM") with respect to which an Indemnified Party intends to claim any loss under SECTIONS 9.1 OR 9.2, such Indemnified Party shall promptly notify the Indemnifying Party of such Action, but the failure to so notify shall not relieve such Indemnifying Party of its obligations under this ARTICLE IX, except to the extent such failure to notify prejudices such Indemnifying Party's ability to defend such action.

         Section 9.4. Defense of Third Party Claims.

         (a) Upon receipt of such notice by the Indemnified Party, the Indemnifying Party shall have the option of defending against the pending Third Party Claim resulting therefrom through engagement of legal counsel of its choice; provided, however, that the Indemnifying Party's choice of legal counsel must be acceptable to the Indemnified Party in its reasonable discretion. In the event the Indemnifying Party elects to defend, the Indemnifying Party shall keep the Indemnified Party fully informed on a timely basis of the status of the pending Third Party Claim, and the Indemnified Party shall reasonably cooperate in such defense. If the Indemnifying Party elects to defend, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim or the Indemnifying Party fails to diligently pursue such defense, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Losses for purposes of this Agreement.

         (b) In the event that the Indemnifying Party elects to defend and is unsuccessful in such defense, it shall promptly pay any and all Losses associated with the pending Third Party Claim being so defended. In the event the Indemnifying Party elects not to defend and the Indemnified Party defends, but is unsuccessful, then the Indemnifying Party shall promptly pay any and all Losses. In the event that the Indemnifying Party elects not to defend and the Indemnified Party defends successfully, then the Indemnifying Party shall promptly pay to the Indemnified Party any and all Losses.

         (c) The Indemnified Party may not settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim.

         (d) The Indemnifying Party shall reimburse the Indemnified Party on demand for any payment made by the Indemnified Party at any time after the Initial Closing, based on the final judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect to any Losses to which the foregoing indemnification relates.

         Section 9.5. Insurance. In the case any Event shall occur which would otherwise entitle any party to assert a claim for indemnification hereunder, no Losses shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         Section 9.6. Limitation of Liability.

         Notwithstanding the provisions of SECTIONS 9.1 AND 9.2, after the Initial Closing the Buyer's Indemnified Parties, on the one hand, and Sellers, on the other hand, shall be entitled to recover their Losses for a breach of representation or warranty only in the event that the aggregate Losses to such Party relating to such breach claimed under SECTIONS
9.1 AND 9.2, as applicable, exceed US$250,000, in which event the Indemnified Party shall be entitled to recover all such Losses relating to such claim not to exceed US$31,390,000; provided, however, that the limitations set forth in this sentence shall not apply to Losses incurred by Buyer pursuant to SECTIONS 3.1, 3.2, the second sentence of SECTION 3.4(b), the last sentence of SECTION 3.4(e),
SECTION 3.5, SECTION 3.9, SECTION 3.12 AND SECTIONS 4.1 AND 4.2, respectively.

         Section 9.7. Exclusive Remedy. Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement, or as otherwise provided in SECTION 11.2, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to any party against any other party for any claim under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no party may be granted indemnity under this Agreement if it has already received indemnity for the same claim under the MLA for Purchased Sites.

                                   ARTICLE X
                             RESOLUTION OF DISPUTES

         Section 10.1. Agreement to Arbitrate. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement (all of which are referred to herein as "CLAIMS"), between two or more parties (each a "DISPUTING PARTY") shall be resolved by binding arbitration, regardless of whether such Claims (a) allegedly are extra-contractual in nature, (b) sound in contract, tort, or otherwise, (c) are provided for by statute or otherwise, or (d) seek damages or any other relief; provided, however, that each Party expressly waives any right to any form of damages in excess of compensatory damages, and agrees not to seek such damages in any forum, as a result of any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its validity or termination, or the performance or breach thereof, and each party further agrees that the arbitrators are divested of, and will not have, jurisdiction or the authority to award any form of damages in excess of compensatory damages. Without limiting the authority conferred on the arbitrators by this Agreement and the ICC Rules, the arbitrators shall have the authority to award specific performance. No Claim shall be submitted to arbitration until sixty (60) days have passed (without mutual agreement having been reached) following the first written notice from a Disputing Party to the other Disputing Parties that sets forth the subject matter of the Claim and that states that it is being given pursuant to this SECTION 10.1. Each Disputing Party shall, if requested by another Disputing Party, select and appoint a senior executive (not concerned with the day-to-day performance of the appointor's obligations under this Agreement) to serve on a panel seeking to reach mutual agreement with respect to the applicable Claim. Each such appointment shall be made by the giving of notice by the appointor to the other Disputing Parties within ten (10) Business Days of the request for the appointment. The appointees shall meet and shall endeavor to reach such mutual agreement as soon as practicable.

         Section 10.2. Appointment of Arbitrators. If no such mutual agreement has been reached within such sixty (60) day period, then any Disputing Party may refer the claim to arbitration under the following provisions:

         (a) To refer a claim to arbitration, a Disputing Party must provide notice to the ICC and the other Disputing Parties stating (i) a general description of the Claim and (ii) that the Claim is being referred to arbitration under this ARTICLE X.

         (b) The arbitration panel shall consist of three neutral arbitrators. Each Disputing Party shall appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Disputing Party within thirty (30) days after delivery of the notice described in SECTION 10.2(A) hereof. In the event a Disputing Party fails to appoint an arbitrator or deliver notification of such appointment to the other Disputing Party within this time period, upon request of either Disputing Party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee's acceptance of such appointment and notify the Disputing Parties in writing of such appointment and acceptance within thirty (30) days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the Disputing Parties of that appointment within this time period, then, upon request of either Disputing Party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall serve as chairman of the arbitration tribunal. All arbitrators appointed pursuant to this SECTION 10.2 shall be attorneys licensed to practice law in Mexico.

         Section 10.3. Authority of the Arbitrators. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including, but not limited to, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this agreement to arbitrate, allegations of waiver, delay or other defenses to arbitrability, the appropriateness of summary judgment and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this agreement to arbitrate, the receipt of evidence, and the like) shall be decided by the arbitrators. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against one or more of the Disputing Parties in whatever manner or allocation the arbitrators deem appropriate, provided that each Disputing Party shall bear its own attorneys' fees, and the arbitrators shall have no authority to award attorneys' fees.

         Section 10.4. Place of Arbitration. The arbitration proceeding shall be conducted in Mexico City, Mexico.

         Section 10.5. Conduct of the Arbitration. It is the intent of the Parties that, barring extraordinary circumstances, the arbitration proceedings shall be concluded within one hundred eighty (180) days from the date the arbitrators are appointed. The Parties may agree to extend this time limit or the arbitrators may do so in their discretion if they determine that the interest of justice so requires. The arbitrators shall use their best efforts to issue the award or decision (the "AWARD") within sixty (60) days after closure of the proceedings. Failure to adhere to these time limits shall not be a basis for challenging the award. The arbitration proceedings and the Award of the arbitrators shall be in English. Notwithstanding the foregoing, either Disputing Party may submit testimony or documentary evidence in the Spanish language, provided that the Disputing Party submitting such evidence, at its own cost, also furnishes to the other party a translation into the English language.

         Section 10.6. ICC Rules. The arbitration shall be conducted under the ICC Rules, except as they may be modified in this ARTICLE X or by agreement of the Parties.

         Section 10.7. Payment of Award. Each Disputing Party against which the arbitrators' Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the Award or such other date as the Award may provide, which Award shall be payable in cash in dollars unless the Award specifies a different currency.

         Section 10.8. Finality of the Arbitrators' Award. The arbitrators' Award shall, as between the Disputing Parties and those in privity with them, be final and entitled to all of the protections and benefits of a final judgment, e.g., res judicata (claim preclusion) and collateral estoppel (issue preclusion), as to all Claims, including compulsory counterclaims, that were or could have been presented to the arbitrators. The arbitrators' Award shall not be reviewable by or appealable to any court.

         Section 10.9. Use of the Courts. It is the intent of the Parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. However, by agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Disputing Party to a court shall not be deemed a waiver of the agreement to arbitrate contained in SECTION 10.1. Any court order compelling arbitration shall require that the arbitration proceedings take place in Mexico City, Mexico as specified above. The Disputing Parties may apply to any court having jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrators. Moreover, any and all of the arbitrators' orders and decisions may be enforced if necessary by any court having jurisdiction. The arbitrators' Award may be confirmed in, and judgment upon the Award entered by, any court having jurisdiction.

         Section 10.10. Confidentiality. Except as may be required by applicable Law or court order, the Disputing Parties shall maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any Disputing Party from disclosing information regarding the arbitration for purposes of enforcing the Award or in any court proceeding involving the Disputing Parties. The Parties further agree to obtain the arbitrators' agreement to preserve the confidentiality of the arbitration. However, a violation of this covenant shall not affect the enforceability of this agreement to arbitrate or of the arbitrators' Award.

         Section 10.11. Arbitration Provision Enforceable. A Disputing Party's breach of this Agreement shall not affect this agreement to arbitrate. Moreover, the Parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of this agreement to arbitrate shall not affect the validity or enforceability of the Disputing Parties' obligation to submit their Claims to binding arbitration or the other provisions of this agreement to arbitrate.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1. Survival. The representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive each Closing and shall remain operative and in full force and effect for a period of eighteen (18) months after such Closing Date, except that in the case of matters of a nature referred to in SECTIONS 3.1, 3.2, THE second sentence of SECTION 3.4(b), SECTION 3.4(c), the last sentence of SECTION 3.4(e), 3.5, 3.9, 4.1 AND
4.2 which shall survive and remain operative and in full force and effect for the applicable statute of limitations, regardless of any investigation or statement as to the results thereof made by or on behalf of any Party hereto. The covenants and agreements of the Parties contained in or made pursuant to this Agreement or any Closing Document shall survive the Final Closing Date (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof. The parties hereby waive the provisions of any rule or statute that is inconsistent with the time periods described in this SECTION 12.1, including without limitation article 2149 of the Federal Civil Code and the applicable provisions of the Civil Codes of the States where the Sites are located.

         Section 11.2. Specific Performance; No Consequential Damages. Nothing herein contained shall be construed as prohibiting each party from pursuing an action for specific performance pursuant to the provisions or Article 1949 of the Federal Civil Code of the United Mexican States. Notwithstanding anything to the contrary in this Agreement, none of the Parties shall pursue, and each Party hereby waives, any punitive, incidental and consequential damages arising out of this Agreement (including without limitation damages for diminution in value and loss of anticipated profits), if any such damages are available under applicable Law.

         Section 11.3. Risk of Loss. The risk of loss or damage prior to each Closing Date to any of the Sites acquired or otherwise transferred on such Closing Date shall be upon Sellers.

         Section 11.4. Liabilities. Buyer shall not, in connection with the purchase and sale of Sites contemplated herein, assume any liabilities or obligations of Sellers except as expressly set forth herein.

         Section 11.5. Entire Agreement. This Agreement (which includes the Appendixes, Exhibits and Schedules attached hereto) constitutes the entire agreement between the Parties and there are no other understandings, representations or warranties, oral or written, relating to the subject matter hereof.

         Section 11.6. Amendment. This Agreement may not be changed, modified or amended, in whole or in part, except in writing, signed by all Parties.

         Section 11.7. Notice. Notices given pursuant to this Agreement shall be in writing and shall be given by actual delivery or by delivery of the same by a recognized overnight courier service to the party entitled thereto at the addresses set forth below or at any such other address as any Party may designate in writing to any other Party pursuant to the provisions of this paragraph. Notices shall be deemed to be received on the date of actual receipt, in the case of personal delivery, or on the date of mailing, in the case of mailing. Notices shall be served or mailed to the following addresses, subject to change as provided above:

         If to Sellers:

                  Grupo Iusacell Celular, S.A. de. C.V.
                  Prol. Paseo de la Reforma 1236, 4th Floor
                  Col. Santa Fe, 05348 Mexico, D.F.
                  Attention: Vice President/ Technical Operations
                  Fax No.: (011) (525) 109-5407

         With a copy (which shall not constitute notice) to:

                  Grupo Iusacell Celular, S.A. de. C.V.
                  Prol. Paseo de la Reforma 1236, PH
                  Col. Santa Fe, 05348 Mexico, D.F.
                  Attention:  General Counsel
                  Fax No.: (011) (525) 109-5772

         If to Buyer:

                  American Tower Corporation de Mexico, S. de R.L. de C.V. Ejercito Nacional 904
                  Piso 17
                  Col. Palmas Polanco
                  11560, Mexico, D.F.
                  Attention:  Lawrence Gleason
                  Fax:(525) 240-2006

With a copy (which shall not constitute notice) to:

                  American Tower Corporation
                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:  Hal Hess, Esq.
                  Fax No. (617) 375-7575

                  - and -

                  American Tower International
                  Galleria 75 Office Park, Suite 205
                  3200 Cobb Galleria Parkway
                  Atlanta, Georgia 30339
                  Attention:  Dan Brooks
                  Fax No.:   (770) 952-4999

         Section 11.8. Assignment. Sellers hereby covenant not to assign this Agreement except with the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer may assign this Agreement freely to any bank or other financial institution that has loaned funds or otherwise extended credit to Buyer or any of its Affiliates without the written consent of Sellers, provided such assignment shall not relieve Buyer of its obligations hereunder.

         Section 11.9. Binding Effect. This Agreement and all of its terms and conditions shall extend to and be binding upon the Parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

         Section 11.10. Further Assurances. Sellers and Buyer agree to execute and deliver any further documents or assurances that in Law or otherwise are necessary, desirable or proper to consummate the transactions contemplated by this Agreement and carry out the intent and purposes hereof and to vest, perfect, assign or confirm, of record or otherwise, in Buyer title to the Sites.

         Section 11.11. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Mexico.

         Section 11.12. Headings. The headings and captions in this Agreement are for convenience only and are not part of this Agreement.

         Section 11.13. Interpretation. Neither this Agreement nor any provision contained herein shall be interpreted for or against either Party solely because that Party or that Party's legal representative drafted the provision.

         Section 11.14. Expenses. All costs and expenses incurred by the Parties in this transaction, including, but not limited to attorneys' fees and the fees of other third party service providers, shall be paid by the Party incurring them, except as otherwise expressly provided herein.

         Section 11.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same Agreement.

         Section 11.16. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be severed from this Agreement and the remainder will remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused this Agreement to be duly executed on the day and year first written above.

                       GRUPO IUSACELL CELULAR, S.A. de C.V.

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney in Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney in Fact

                       SISTEMAS TELEF1/4NICOS PORTATILES CELULARES, S.A. de C.V

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       TELECOMMUNICACIONES DEL GOLFO, S.A. de C.V.

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       COMUNICACIONES CELULARES DE OCCIDENTE, S.A. de C.V.

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       IUSATELECOMUNICACIONES, S.A. de C.V.

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       SOS TELECOMUNICACIONES, S.A. de C.V.

                       By__________________________________________________
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By__________________________________________________
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       IUSACELL PCS, S.A. de C.V.

                       By
                         ---------------------------------------------------
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By
                         ---------------------------------------------------
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       PORTATEL DEL SURESTE, S.A. de C.V.

                       By
                         ---------------------------------------------------
                            Name:  Jose  Ignacio Morales Elcoro
                            Title:  Attorney-in-Fact

                       By
                         ---------------------------------------------------
                            Name:  Jorge Narvaez Mazzini
                            Title:  Attorney-in-Fact

                       AMERICAN TOWER CORPORATION de MEXICO, S. de R.L. de C.V.

                       By
                         ---------------------------------------------------
                            Name: Lawrence Gleason
                            Title:  Attorney-in-Fact

                    INDEX OF APPENDIXES, EXHIBITS & SCHEDULES

                                   APPENDIXES

Appendix I                     Definitions

                                    EXHIBITS

Exhibit A; A-1            Form of Ground Lease

Exhibit B                 Intentionally deleted

Exhibit C                 Form of Invoice

Exhibit D                 Form of Land Lease Assignment

Exhibit E                 Form of Assignment and Assumption of Related Contracts

Exhibit F                 Form of Sellers' Officer's Certificate

Exhibit G                 Form of Sellers' Secretary's Certificate

Exhibit H                 Form of Buyer's Officer's Certificate

Exhibit I                 Form of Buyer's Secretary's Certificate

Exhibit J                 Form of Opinion of Sellers' Counsel

Exhibit K                 Form of MLA for Purchased Sites

Exhibit L                 Intentionally deleted

Exhibit M                 Intentionally deleted

Exhibit N                 Form of Opinion of Buyer's General Counsel

Exhibit O                 Form of Subordination Agreement

                                    SCHEDULES

Schedule 1                List of Sites

Schedule 2                Hub Sites

Schedule 3                Initial Sites

Schedule 3.3              Seller Approvals

Schedule 3.4(b)           Owned Land; Liens

Schedule 3.4(c)           Land Leases

Schedule 3.4(d)           Encumbrances

Schedule 3.4(e)           Required Repairs and Maintenance

Schedule 3.4(f)           Related Contracts

Schedule 3.4(g)           Tenant Leases

Schedule 3.10(a)          Seller Authorizations

Schedule 3.10(b)          Violations

Schedule 3.11                       Sellers' Insurance

Schedule 4.4                        Brokers

Schedule 4.5                        Buyer Authorizations

Schedule 16                         Excluded Assets

                                   APPENDIX I
                                   DEFINITIONS

         "Action" shall mean any action, suit, claim, arbitration, governmental investigation or other proceeding.

         "Additional Site" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding anything to the contrary contained in this Agreement, neither (i) Unefon, S.A. de C.V., (ii) TV Azteca S.A. de C.V., (iii) Movil Access, S.A. de C.V., (iv) Biper, S.A. de C.V. nor (v) Ricardo Salinas Pliego and other entities controlled by the "Salinas Group" other than Grupo Iusacell S.A. de C.V. and its subsidiaries shall be considered Affiliates of Sellers.

         "Agreement" shall mean this Purchase and Sale Agreement.

         "Antitrust Law" shall mean means the Federal Law of Economic Competition of Mexico (Ley Federal de Competencia Economica), or any other antitrust, competition or trade regulatory laws of Mexico.

         "Appurtenant Interest" shall mean, with respect to any portion of the Land, any and all easements, covenants, agreements, rights, privileges, tenements, hereditaments, rights of way, licenses, interests and appurtenances of any kind thereunto (if any) now or hereafter owned by the applicable Seller and belonging or appertaining thereto including, but not limited to any right, title and interest of the applicable Seller in and to any adjacent vaults, alleys, strips or gores of land, and an air zoning or development rights appurtenant to such land and all right, title and interest of the applicable Seller in and to any land lying in the bed of any street, highway, alley, road access way, easement or avenue (whether open, closed or proposed) within, in front of, behind, aside or otherwise adjoining such land or any of it, and all right, title and interest of the applicable Seller in and to any award made or to be made as a result or in lieu of condemnation or for damage to the Sites or any part thereof by reason of casualty.

         "Assumed Liabilities" shall mean all liabilities other than Excluded Liabilities related to periods ending on or after each Closing Date, related to, or arising in connection with the operation, ownership, use or occupancy of Sites transferred to Buyer on each such Closing Date pursuant to this Agreement. Without limiting the generality of the foregoing, Assumed Liabilities shall include, without limitation, all liabilities of Sellers or any of its Affiliates under or related to each Land Lease and Related Contract.

         "Authorizations" shall mean all Governmental Approvals and Private Approvals.

         "Award" shall have the meaning ascribed to such term in SECTION 10.5 of this Agreement.

         "BTS Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Business Day" shall mean any day other than a Saturday, Sunday or holiday of the federal government of the United States of America or the United Mexican States.

         "Buyer" shall have the meaning ascribed to such term in the preamble to this Agreement.

         "Buyer's Indemnified Parties" is a collective reference to Buyer, its Affiliates, partners, employees, officers, directors, agents and representatives.

         "Change of Control" shall be deemed to have occurred if Ricardo Salinas Pliego ceases to own, directly or indirectly, securities of each Seller representing more than 50% of the total voting power represented by such Seller's then outstanding voting securities.

         "Chase Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, as amended, dated as of July 25, 1997 and amended and restated as of March 29, 2001 among Grupo Iusacell, S.A. de C.V. (now Grupo Iusacell Celular, S.A. de C.V.), as borrower, the Lenders party thereto and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) as lender and as collateral agent and administrative agent, as amended from time to time.

         "Claims" shall have the meaning ascribed to such term in SECTION 10.1 of this Agreement

         "Closing" and "Closings" shall have the meaning ascribed to such term in SECTION 2.5(a) of this Agreement.

         "Closing Date" shall have the meaning ascribed to such term in SECTION 2.5(a) of this Agreement.

         "Closing Documents" is a collective reference to the MLA for Purchased Sites, the public instruments, the Bills of Sale, the Ground Leases, the Land Lease Assignments, the Related Contract Assignments, the Tenant Lease Assignments, the Subordination Agreement and the certificates and other contracts, documents and instruments required to be delivered under ARTICLES VI AND VII.

         "Closing List" shall have the meaning ascribed to such term in SECTION 2.5(d) of this Agreement.

         "Closing Period" shall mean the period beginning on the date of this Agreement and ending on the earlier of (i) the Purchase and Sale to Buyer of all 34 Initial Sites and 109 Additional Sites and (ii) the Final Closing Date.

         "Closing Sites" shall have the meaning ascribed to such term in SECTION 2.5(b) of this Agreement.

         "Contract" shall mean any instrument, contract, lease, warranty, permit or other agreement or arrangement.

         "Creditors' Rights" is a collective reference to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and the effects of the application of general principles of equity.

         "dollars" or "$" shall refer to the lawful currency of the United States of America.

         "Disputing Party" shall have the meaning ascribed to such term in
SECTION 10.1 of this Agreement.

         "Environmental Action" shall mean any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law or any Environmental Permit, including, without limitation (a) any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, injunctive relief or any other remedy arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Assessment" shall mean a formal document filed with the Mexican environmental authorities that contains a comprehensive description of the possible effects in the ecosystem or ecosystems which may be affected on account of the activity or work, whichever the case may be, considering the diversity of elements which conform said ecosystems, as well as the preventive measures, mitigation and other factors necessary to avoid or reduce to a minimum the negative effects in the environment, in a form acceptable to the Mexican environmental authorities.

         "Environmental Laws" means any Mexican federal, state or local Law, relating to the environment, health or safety, including without limitation, the Mexican General Law for Ecological Equilibrium and Protection of the Environment (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), and rules and regulations thereto.

         "Environmental Permits" is a collective reference to all permits required pursuant to Environmental Laws.

         "Equipment" shall mean all physical assets (other than real property and interests therein), located at the relevant Site or otherwise used or useful in the use, operation or management of the Sites and includes, without limitation, the grounding equipment and fencing located at or around such Site, excluding the Excluded Assets.

         "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         "Exchange Notice" shall have the meaning ascribed to such term in
SECTION 2.5(e).

         "Exchange Period" shall have the meaning ascribed to such term in
SECTION 2.5(e).

         "Exchange Tower" has the meaning ascribed to such term in SECTION 2.5(E) of this Agreement.

         "Excluded Assets" shall mean the Telecommunications Equipment, including Sellers' equipment shelters, generators and air conditioning units, and the assets, if any, listed in Schedule 16 attached hereto.

         "Excluded Liabilities" means (a) all (i) liabilities of Sellers or any of their Affiliates to, or related to, their or their employees in their capacity as such, (ii) liabilities of Sellers or any of their Affiliates directly or indirectly related to Excluded Assets and (b) any (i) non-income taxes arising from or attributable to the Sites for any pre-Closing tax period, and (ii) income taxes of Sellers or any of their Affiliates for any period.

         "Exhibits" means each of the exhibits referenced within this Agreement and attached hereto, each of which is hereby incorporated herein.

         "Existing Mortgages" shall mean (A) the mortgage granted by means of notarial deed 5,114, dated December 1, 1997, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, registered under commercial numbers before the Mexican Public Registry of Commerce 129,279; 126,502; 168,528; 177,150; 120,042 and 132,047 executed by and among each of the companies mentioned therein as mortgagors and the Chase Manhattan Bank (currently the JP Morgan Chase Bank) as mortgagee, as amended under (i) the First Amendment to the Mortgage Agreement granted by means of notarial deed 8,824, dated April 15, 1999, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, and (ii) the Second Amendment to the Mortgage Agreement granted by means of notarial deed 3,196, dated March 29, 2001, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, and (B) the mortgage granted by means of notarial deed 6,283, dated April 30, 2002, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, registered under commercial numbers before the Mexican Public Registry of Commerce 298,914 executed by an among Portatel del Sureste, S.A. de C.V. and Portatel Comercializadora, S.A. de C.V. as mortgagors and JP Morgan Chase Bank and First Union National Bank as mortgagees.

         "Final Closing Date" shall have the meaning ascribed to such term in
SECTION 2.5(B) of this Agreement.

         "Financing Secured Parties" shall mean, collectively, the following entities: (i) the JP Morgan Chase Bank ("JP Morgan Chase") as lender and as collateral agent and administrative agent for the lenders (the "JP Morgan Chase Lenders") listed in the JP Morgan Chase Credit Agreement, and (ii) The First Union National Bank as trustee and agent or representative of the holders under the Senior Note Indenture.

         "Governmental Antitrust Authority" shall mean means the Mexican Federal Competition Commission (Comision Federal de Competencia) and any similar Mexican Authority.

         "Governmental Approvals" shall mean all licenses, permits, franchises, certifications, waivers, variances, registrations, consents, approvals, qualifications and other authorizations to, from or with any Governmental Authority.

         "Governmental Authority" shall mean any federal, state or local court, arbitral tribunal, administrative agency, board, commission or other judicial, administrative or regulatory body, instrumentality or authority.

         "Ground Lessor" shall mean, as to a Leased Site, the "lessor" or "landlord" under the related ground lease.

         "Ground Lessor Consent" shall have the meaning ascribed to such term in
SECTION 5.2(d) of this Agreement.

         "Hub Site" shall have the meaning ascribed to such term in SECTION 2.5(d).

         "ICC" means the Court of Arbitration of the International Chamber of Commerce.

         "ICC Rules" shall mean the Rules of Arbitration of the International Chamber of Commerce.

         "Indemnified Party" shall have the meaning ascribed to such term in
SECTION 9.3 of this Agreement.

         "Indemnifying Party" shall have the meaning ascribed to such term in
SECTION 9.3 of this Agreement.

         "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in SECTION 11.1 of this Agreement.

         "Initial Closing" shall have the meaning ascribed to such term in
SECTION 2.5(b) of this Agreement.

         "Initial Closing Date" shall have the meaning ascribed to such term in
SECTION 2.5(b) of this Agreement.

         "Initial Sites" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Invoice" shall mean an Invoice in the form annexed hereto as Exhibit C executed and delivered by Sellers.

         "Land" is a collective reference to the Leased Land and the Owned Land.

         "Land Lease Assignment" shall mean an executed and acknowledged Assignment and Assumption of Land Leases in recordable form, which Assignment and Assumption of Land Leases shall be substantially in the form of Exhibit C attached hereto

         "Land Leases" shall mean any lease, license, permit or other agreement described in Schedule 3.4(c) attached hereto or pursuant to which Sellers lease or utilize any of the Sites.

         "Law" shall mean any domestic federal, state, or local law, statute, code, ordinance, rule, regulation, order or other requirement of a Governmental Authority.

         "Leased Land" shall mean the tracts of land on which Towers are located, which tracts are leased or otherwise occupied or used by Sellers pursuant to Land Leases, together with its Appurtenant Interest.

         "Leased Sites" shall mean the Towers located on the Leased Land, together with the Leased Land, Appurtenant Interests, building, structures, other improvements and facilities (if any) and Equipment located thereon, and together with the related Land Leases, Tenant Leases, Related Contracts and Tower Related Assets, in each case, excluding the Excluded Assets.

         "Lien" shall mean any of the following: mortgage; lien (statutory or other); trust or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         "Losses" is a collective reference to any and all losses, costs, expenses, liabilities, penalties, claims and other damages including, but not limited to, reasonable attorneys' fees and costs of investigation.

         "Master Leases" shall have the meaning ascribed to such term in the recitals of this Agreement.

         "Material Adverse Effect" shall mean, (a) with respect to any Person, such state of facts, events, circumstances, change or effect as has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such entity, or on the ability of such entity to consummate the transactions contemplated hereby or to perform in all material respects the obligations under this Agreement or any of the Closing Documents to which it is or will be a party, and (b) with respect to any Site, such state of facts, events, circumstances, change or effect as has had, or would reasonably be expected to have, a material adverse effect on the value of such Site or the use, operation, ownership or marketing of such Site as contemplated by Buyer.

         "Mexico" means the United Mexican States.

         "Minimum Number of Sites" shall have the meaning ascribed to such term in SECTION 2.5(d) of this Agreement.

         "MLA for Purchased Sites" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "MLA for BTS Sites" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Non-Assignable Contract" and "Non-Assignable Contracts" shall have the meaning ascribed to such term in SECTION 2.5(d) of this Agreement.

         "Owned Land" shall mean the tracts of land on which Towers are located that are owned by Sellers and described in Schedule 3.4(b).

         "Owned Sites" shall mean the Towers located on the Owned Land, together with a leasehold interest in the Owned Land and Appurtenant Interests, buildings, structures, other improvements and facilities (if any) and Equipment located thereon, and the associated Tenant Leases, Related Contracts and Tower Related Assets, in each case excluding the Excluded Assets.

         "Parties" is a collective reference to Buyer and Sellers.

         "Permitted Encumbrances" shall mean: (i) encumbrances for taxes, assessments, or governmental charges or levies that are not yet due and payable;
(ii) easements, rights of way or other encumbrances that are not monetary in nature and that do not have a Material Adverse Effect on any Site; (iii) the rights of tenants, as Tenants only, under Tenant Leases disclosed in Schedule 3.4(g); (iv) the Related Contracts disclosed in Schedule 3.4(f), (v) encumbrances on Owned Land listed in Schedule 3.4(b) and (vi) encumbrances listed on Schedule 3.4(d); (other than any Existing Mortgages on any assets being transferred hereunder).

         "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

         "Potential Sites" shall have the meaning ascribed to such term in
SECTION 2.5(d) of this Agreement.

         "Private Approvals" shall mean all licenses, permits, franchises, certifications, waivers, variances, registrations, consents, releases, approvals, qualifications, filings, applications, notices and other authorizations to, from or with any Person other than a Governmental Authority.

         "Public Registry of Commerce" means the office of the public registry of commerce of the corporate domicile of each Seller, as provided for in the Commerce Code.

         "Public Registry of Property" shall mean the office of the public registry of property of each jurisdiction where Sites are located, provided for in the Civil Codes for the Mexican States.

         "Purchase Price" shall have the meaning ascribed to such term in
SECTION 2.3 of this Agreement.

         "Put Tower" shall have the meaning ascribed to such term in SECTION 2.5(e) of this Agreement.

         "Related Contract" shall mean an agreement, other than a Land Lease or Tenant Lease, between Sellers or an Affiliate of Sellers, on the one hand, and a third party not Affiliated with Sellers, on the other hand, pursuant to which a third party provides goods or services to, or which otherwise relates to, a Site (e.g., a maintenance agreement).

         "Related Contract Assignment" shall mean an executed Assignment and Assumption of Related Contracts from Sellers to Buyer in the form of Exhibit E attached hereto.

         "Seller Documents" shall have the meaning ascribed to such term in
SECTION 5.7 of this Agreement.

         "Sellers" or "Sellers" shall have the meaning ascribed to such term in the preamble to this Agreement.

         "Senior Note Indenture" means the Indenture, dated as of July 25, 1997, for 10% Senior Notes due 2004, by and between Grupo Iusacell Celular, S.A. de C.V., certain subsidiaries of Grupo Iusacell Celular, S.A. de C.V. and First Union National Bank, as trustee, as the same may be amended from time to time.

         "Schedule" shall mean any of the schedules attached to this Agreement and incorporated herein by this reference.

         "Site Lease" shall mean the site lease to be entered into with respect to each Site acquired by Buyer hereunder pursuant to and in the form attached to the Master Leases.

         "Sites" shall mean, collectively, Leased Sites and Owned Sites held by Sellers.

         "Subordination Agreement" shall mean a subordination agreement executed between Buyer and The Chase Manhattan Bank substantially in the form of Exhibit O attached hereto.

         "Subsequent Closing" shall have the meaning ascribed to such term in
SECTION 2.5(b) of this Agreement.

         "Telecommunications Equipment" shall have the meaning ascribed to such term in SECTION 5.3 of this Agreement

         "Tenant Lease" shall mean an agreement between Sellers or an Affiliate of Sellers, on the one hand, and a third party not Affiliated with Sellers, on the other hand, pursuant to which Sellers or such Affiliate rents to such third party space on a Tower and/or elsewhere at a Site each of which are more particularly described in Schedule 3.4(g).

         "Tenant Lease Assignment" shall mean an executed and acknowledged Assignment and Assumption of Tenant Leases in recordable form, which Assignment shall be substantially in the form of Exhibit D attached hereto.

         "Termination Date" shall mean December 31, 2004 or such other date as the Parties may, from time to time, mutually agree.

         "Third Party Claim" shall have the meaning ascribed to such term in
SECTION 9.3 of this Agreement.

         "Towers" shall mean the transmission tower(s) located at each of the Sites.

         "Tower Related Assets" shall mean, with respect to each Site, (a) the security deposits (if any) from tenants under the Tenant Leases related to such Site, (b) all rights to any warranties held by Sellers or any of its Affiliates with respect to such Site, including without limitation, the related Tower, (c) all rights under any Approvals held with respect to the ownership or operation of such Site, (d) all current files and records of Sellers or any of its Affiliates related to the ownership, occupancy or leasing of such Site and (f) any condemnation or eminent domain awards or insurance proceeds received with respect to such applicable Site.

         "Withdrawal Notice" shall have the meaning ascribed to such term in
SECTION 2.5(c) of this Agreement.

         "2001 Purchase Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

                             EXHIBIT A; EXHIBIT A-1

                              FORM OF GROUND LEASE

                         [EXHIBIT A-1: GROUND LEASES FOR

      HUB SITES WILL BE SUBSTANTIALLY IN FORM OF EXHIBIT A BUT WILL CONTAIN

      CONDITIONS REGARDING ACCESS TO SWITCHES AND INTERCONNECTION POINTS.]

                              (ENGLISH TRANSLATION)

                                 SITE __________

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN _________, , (HEREINAFTER REFERRED TO AS "LESSOR") REPRESENTED BY _______________ AND [MATC ENTITY], (HEREINAFTER REFERRED TO AS "LESSEE") REPRESENTED BY _______________________, PURSUANT TO THE
FOLLOWING:

                                    RECITALS

I. THE "LESSOR" RECITES:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States with sufficient legal capacity to enter into this Agreement and to undertake the obligations set forth hereunder, as evidenced by public instrument No. __________ dated _________, __, granted before Mr. ______________________, Notary Public No. __ of ________________,
registered before the Public Registry of Commerce of ___________________ under commerce file No. ________.

         (b) That Mr. _____________________, has sufficient legal authority to enter into this Agreement on behalf of "LESSOR" and to bind "LESSOR" in accordance with the terms hereof, as evidenced by public instrument No. ________ dated _____________, ___, granted before Mr. ______________________, Notary
Public No. __ of _________________, registered before the Public Registry of Commerce of __________________ under commerce file No. ___________, and that, as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That it is the owner of the real estate property described in Annex "A" hereto, as evidenced by public deed No. ________________ dated ________, __ granted before Mr. __________, Notary Public No. __, of _____________, and registered with the Public Registry of Property of _________, under file ______, book _____, volume ______, series _____, pages ______, under number ______,.

         (d) That the real estate property referred to in recital I c) above is "not" currently subject to any liens, restrictions or judgments affecting title thereof.

         (e) That it is its intent to enter into this lease Agreement with regard to certain portion of the real estate referred to in recital I c) above, as described in Annex "A" (said portion hereafter referred to as the "REAL ESTATE").

II. THE LESSEE RECITES:

         (f) To be a corporation organized and existing under the laws of the United Mexican States, as evidenced by public deed No. 43,972 dated October 5, 1999, granted before Mr. Roberto Nunez y Bandera, Notary Public No 1 of Mexico Federal District, registered with the Public Registry of Commerce of Mexico Federal District under commerce file No. 253,584.

         (g) That its Federal Taxpayer Registry is MCE-991005-JZ5.

         (h) That its legal representative has sufficient legal authority to execute this Agreement, which authority has not been revoked to this date.

III. BOTH PARTIES RECITE:

         (a) That on the date hereof, they entered into certain Purchase and Sale Agreement, whereby "LESSOR" sells to "LESSEE" and "LESSEE" acquires certain towers used for the installation of telecommunications equipment, including the towers located in the "REAL ESTATE".

         (b) That on the date hereof, ______________[SUBSIDIARY OF GRUPO IUSACELL LEASING AVAILABLE SPACE ON THE TOWER(s) LOCATED IN THE "REAL ESTATE"] and "LESSEE" entered into that certain master lease agreement (hereinafter the "MASTER LEASE"), whereby, "LESSEE" leases to ________________________ available space in certain telecommunications towers.

         (c) That in virtue of the execution of the Purchase and Sale Agreement referred to in recital III a) above and the Master Lease, it is the intent of the parties to enter into this lease Agreement pursuant to the above recitals, and in the terms and conditions contained in the following:

                                     CLAUSES

         FIRST.- PURPOSE OF THE LEASE.- "LESSOR" leases to "LESSEE" the "REAL ESTATE" and "LESSEE" takes the use and enjoyment of the "REAL ESTATE" with the purpose of installing and operating a telecommunications site. Activities of Lessee shall include but not be limited to installing telecommunication towers, building and operating a shelter for equipment and utilities, installing and operating a power generator and leasing space on the tower(s) located within the "REAL ESTATE" to third parties.

         LESSOR will cooperate with "LESSEE" so that "LESSEE" may be able to operate the telecommunications sites, and will facilitate the contracting by "LESSEE" of all necessary utilities and obtain the easements that may be required, assuring "LESSEE" the peaceful use and enjoyment of the "REAL ESTATE", without interruptions.

         SECOND.- RENT AND CONDITIONS OF PAYMENT.- "LESSEE" shall pay "LESSOR" during the term of this Agreement, the amount of $__________.00(_______________ PESOS 00/100 Mexican Currency), plus the applicable Mexican value added tax, as monthly rent for the "REAL ESTATE". Such rent shall be paid within the first 10(ten) business days of each month at the domicile that "LESSEE" designates for such purpose, against delivery of the corresponding rent receipt, which shall comply with all requirements set forth in the applicable tax regulations.

         The rent will be paid in advance, as set forth in the preceding paragraph, even if "LESSEE" uses the "REAL ESTATE" for just a portion of the corresponding month.

         "LESSEE" is hereby expressly authorized to totally or partially withhold the rent payable hereunder, in the event ______________[SUBSIDIARY OF GRUPO IUSACELL LEASING AVAILABLE SPACE ON THE TOWER(s) LOCATED IN THE "REAL ESTATE"] fails to pay the rent under the "MASTER LEASE", until such rent is paid in full.

         THIRD.- TERM.- This Agreement shall remain in effect for a term of 10
(ten) years, compulsory for both parties, as of the date of its execution (the "INITIAL TERM"). "LESSEE" shall have the option to extend the "INITIAL TERM" for an additional term of 10 (ten) years, by giving written notice to "LESSOR" at least 30(thirty) calendar days prior to the termination of the "INITIAL TERM". In such event, the terms and conditions of the Agreement will be the same .

         FORTH.- RENT INCREASES.- Both parties agree to increase the rent payable under this Agreement, on an annual basis pursuant to the increases in the National Consumers Price Index of Mexico (Indice Nacional de Precios al Consumidor) published by Banco de Mexico in the Official Gazette of the Federation. The basis for calculating such increase will be the National Consumers Price Index published for the immediately preceding year, on the date on which the "LESSOR" shall have the right to the corresponding annual increase. Should such index cease to be published, the index designated by Banco de Mexico for such purposes shall apply.

         FIFTH.- TERMINATION.- "LESSEE" agrees to vacate and deliver to "LESSOR", the "REAL ESTATE" upon termination of this Agreement for any reason or upon expiration of the term of this Agreement or any extension thereof.

         If the permits and/or authorizations necessary for the installation or operation of telecommunication sites in the "REAL ESTATE" are revoked or denied to "LESSEE" by the Authorities, LESSEE may terminate this Agreement without any liability for "LESSEE" other than the obligation to pay rent until the "REAL ESTATE" actually vacate the "REAL ESTATE" or termination of this Agreement, by simple notice to "LESSOR" at least 30 (thirty) calendar days in advance.

         In case that (i) the competent authorities fail to grant or revoke the permits or licenses necessary for the conducting in the "REAL ESTATE" of the activities mentioned in Clause First, or (ii) "LESSEE" requires additional land space and "LESSOR" does not provide it within the 30 (THIRTY) calendar days following a written request from "LESSEE", "LESSEE" shall have the right to terminate this Agreement, by notifying "LESSOR" at least 60(sixty) calendar days in advance, and will perform all actions necessary to vacate the "REAL ESTATE".

         SIXTH.- PERMITS AND AUTHORIZATIONS.- "LESSEE" shall pay for and obtain, at its sole expense, all permits, licenses and other requirements that the corresponding authorities may request in connection with the activity to be performed in the "REAL ESTATE".

         SEVENTH.- ACCESS TO THE REAL ESTATE.- "LESSEE" and its employees, agents, constructors, contractors and subcontractors shall have free access to the "REAL ESTATE", and "LESSOR" shall not restrain or limit their schedule, allowing access to the "REAL ESTATE" 24

(twenty four) hours a day, 365 (three hundred and sixty five) days a year, prior identification, if requested by "LESSOR".

         EIGHT.- ADAPTATIONS.- If necessary, "LESSEE" will perform, at its expense, all work required to adapt the "REAL ESTATE".

         NINTH.- INSURANCE.- Lessee represents that it has in effect a civil liability insurance policy to guaranty payment of the damages that may be caused to third parties or the "REAL ESTATE", and, therefore, agrees to deliver, upon request by "LESSOR", a certificate issued by the insurance company, evidencing such coverage.

         TENTH.- ASSIGNMENT AND SUBLEASE.- "LESSEE" may sublease all or a portion of the "REAL ESTATE" or assign all of its rights and obligations derived from this Agreement without the consent of "LESSOR". This clause constitutes the consent of or notice to "LESSOR" referred to in articles 2051 and 2480 of the Federal Civil Code and its corresponding articles correlatives of the Civil Codes of the political subdivisions of Mexico.

         ELEVENTH.-TAXES.- Each of the parties shall be liable for payment of the taxes for which each of them is responsible in accordance with the applicable tax regulations.

         TWELVE.- ADDITIONAL OBLIGATIONS.- "LESSEE" expressly agrees to:

1. Comply with all Laws, Regulations and legal provisions applicable to the use of the "REAL ESTATE" and the Equipment.

2.       Keep the leased space in good condition.

         "LESSOR" expressly agrees:

1. No to use or allow third parties to use the "REAL ESTATE" in a manner that could interfere with the operations of "LESSEE".

2. Allow "LESSEE" to make the improvements and installations required in the "REAL ESTATE" for the performance of the activities related to the subject matter of this Agreement.

         THIRTEENTH.- TERMINATION.- The following shall constitute an event of default by any of the parties:

1. Failure to pay the Rent in more than two occasions within a period of 12 (TWELVE) months.

2. If "LESSEE" uses the "REAL ESTATE" for a different purpose than the one set forth in this Agreement.

3. Failure to comply with any provision contained in this lease Agreement or the Law.

         FOURTEENTH.- APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the applicable laws of [STATE WHERE THE SITE IS LOCATED].

         In the event of any dispute related to the interpretation, compliance and enforcement of this Agreement, the parties submit to the jurisdiction of the competent courts of Mexico City, Federal District, expressly waiving the jurisdiction of any other court to which they may be entitled by reason of their present of future domiciles or by any other reason.

         FIFTEENTH.- NOTICES; DOMICILES. The parties designate as their domiciles to receive any notices, the following:

LESSOR:  Prolongacion Paseo de la Reforma 1236
         Colonia Santa Fe, 05348
         Mexico, D.F.

LESSEE:  Ejercito Nacional 904
         Piso 17
         Col. Palmas Polanco
         11560, Mexico, D.F. 06170

         Any change to the above mentioned domiciles shall be notified by one party to the other within 15 (fifteen) calendar days following the date of such change, otherwise, all notices shall be deemed to be validly delivered at the domiciles previously indicated.

ONCE READ AND UNDERSTOOD THE SCOPE, CONTENT AND LEGAL EFFECT, THE PARTIES, EXECUTE THIS AGREEMENT IN FIVE COUNTERPARTS IN THE CITY OF ________, ON __________, 2000.

"LESSOR"                                      "LESSEE"

________________________                      ___________________________
Mr.

WITNESSES

________________________                      _____________________________
Mr.

                             ANNEX A TO GROUND LEASE

                                   REAL ESTATE

                                    EXHIBIT B

                             [INTENTIONALLY DELETED]

                                    EXHIBIT C

                                 FORM OF INVOICE

                                    [TO COME]

                                    EXHIBIT D
                              (ENGLISH TRANSLATION)

                              LAND LEASE ASSIGNMENT

ASSIGNMENT AGREEMENT ENTERED INTO BY AND AMONG SOS TELECOMUNICACIONES, S.A. DE C.V. (HEREINAFTER "SOS"), TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V. (HEREINAFTER "TELGOLFO"), COMUNICACIONES CELULARES DE OCCIDENTE, S.A. DE C.V. (HEREINAFTER "COMCEL"), IUSATELECOMUNICACIONES, S.A. DE C.V. (HEREINAFTER "IUSATELECOMUNICACIONES"), SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V. (HEREINAFTER "SISTEPOR"), AND IUSACELL PCS, S.A. DE C.V. (HEREINAFTER "PCS"), (PCS SOS, TELFOLFO, COMCEL, IUSATELECOMUNICACIONES AND SISTEPOR HEREINAFTER JOINTLY REFERRED TO AS "ASSIGNORS"), ALL OF THEM REPRESENTED BY ___________________, AND [MATC ENTITY], (HEREINAFTER REFERRED TO AS "ASSIGNEE"), REPRESENTED BY _____________________, IN ACCORDANCE WITH TO THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

I.-      ASSIGNORS RECITE, THROUGH THEIR REPRESENTATIVE:

I.1      SOS recites, through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. 35,135 dated September 28, 1993, granted before Mr. Roberto Nunez y Bandera, Notary Public No. 1 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico Federal District under commerce file No. 177150, dated November 16, 1994.

         (b) That __________________, has sufficient legal authority to enter into this agreement on behalf of SOS and to bind SOS in accordance with the terms hereof, as evidenced by public instrument No. _____ dated _______, ____ granted before Mr. __________________, Notary Public No. ___ of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District under commercial file No._______ dated ______, ____, and that, as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is STE 930930-CV7.

         (d) That it has entered into the lease agreements described in Annex "A" hereof, pursuant to which it leases the real estate properties described in such Annex "A" (hereinafter referred to as the "LEASE AGREEMENTS OF SOS")

         (e) That it desires to assign to the ASSIGNEE the rights and obligations derived from the LEASE AGREEMENTS OF SOS, in accordance with the terms and conditions hereof.

I.2 TELGOLFO recites through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. 54,960, dated December 11, 1989, granted before Mr. Gerardo Correa Etchegaray, Notary Public No. 89 of Mexico Federal District, registered before the Public Registry of Commerce of Mexico Federal District under commercial file No. 132,047, dated August 6, 1990.

         (b) That __________________ has sufficient legal authority to enter into this agreement on behalf of TELGOLFO and to bind TELGOLFO in accordance with the terms hereof, as evidenced by public instrument No. 3,633 dated April 3, 1997, granted before Mr. Francisco I. Hugues Velez, Notary Public No. 212 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District under commerce file No. 132,047, dated May 29, 1997, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is TGO 891215 261.

         (d) That it has entered into the lease agreements described in Annex "B" hereof, pursuant to which it leases the real estate properties described in such Annex "B" (hereinafter referred to as the "LEASE AGREEMENTS OF TELGOLFO").

         (e) That it desires to assign to ASSIGNEE the rights and obligations derived from the LEASE AGREEMENTS OF TELGOLFO, in accordance with the terms and conditions hereof.

I.3 COMCEL recites through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. 28,252 dated April 5, 1990, granted before Mr. Roberto Nunez y Bandera, Notary Public No. 1 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico Federal District under commercial file No. 129,267, dated May 29, 1997.

         (b) That ________________ has sufficient legal authority to enter into this agreement on behalf of COMCEL and to bind COMCEL in accordance with the terms hereof, as evidenced by public instrument No. 3,634 dated April 3, 1997 granted before Mr. Francisco I. Hugues Velez, Notary Public No. 212 of Mexico Federal District, registered before the Public Registry of Commerce of Mexico Federal District under commercial file No. 129,279, dated May 29, 1997, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is CCO 900405 4D7.

         (d) To have entered into the lease agreements described in Annex "C" hereof, pursuant to which it leases the real estate properties described in such Annex "C" (hereinafter referred to as the "LEASE AGREEMENTS OF COMCEL").

         (e) That it desires to assign to ASSIGNEE the rights and obligations derived from the LEASE AGREEMENTS OF COMCEL, in accordance with the terms and conditions hereof.

I.4 IUSATELECOMUNICACIONES recites through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. 36,636 dated August 23, 1994, granted before Mr. Roberto Nunez y Bandera, Notary Public No. 1 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District under commercial file No. 190,095, dated May 23, 1997.

         (b) That __________________ has sufficient legal authority to enter into this agreement on behalf of IUSATELECOMUNICACIONES and to bind IUSATELECOMUNICACIONES in accordance with the terms hereof, as evidenced by public instrument No. 3,628 dated April 3, 1997 granted before Mr. Francisco I. Hugues Velez, Notary Public No. 212 of Mexico Federal District, registered before the Public Registry of Commerce of Mexico Federal District under commercial file No. 190,095, dated May 23, 1997, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is IUS 940826 G61.

         (d) That it has entered into the lease agreements described in Annex "D" hereof, pursuant to which it leases the real estate properties described in such Annex "D" (hereinafter referred to as the "LEASE AGREEMENTS OF IUSATELECOMUNICACIONES").

         (e) That it desires to assign to ASSIGNEE the rights and obligation derived from the LEASE AGREEMENTS OF IUSATELECOMUNICACIONES, according to the Recitals and Clauses hereof.

I.5 SISTEPOR recites through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. 54,624 dated October 23, 1989, granted before Mr. Gerardo Correa Etchegaray, Notary Public No. 89 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District under commercial file No. 126,502 dated March 19, 1990.

         (b) That __________________ has sufficient legal authority to enter into this agreement on behalf of SISTEPOR and to bind SISTEPOR in accordance with the terms hereof, as evidenced by public instrument No. 3,635 dated April 3, 1997 granted before Mr. Francisco I. Hugues Velez, Notary Public No. 212 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District under commercial file No. 126,502, dated May 29, 1997, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is STP 891027 EQ1.

         (d) That it has entered into the lease agreements described in Annex "E" hereof, pursuant to which it leases the real estate properties described in such Annex "E" (hereinafter referred to as the "LEASE AGREEMENTS OF SITEPOR").

         (e) That it desires to assign to the ASSIGNEE the rights and obligation derived from the LEASE AGREEMENTS OF SISTEPOR, in accordance with the terms and conditions hereof.

I.6 PCS recites through its representative:

         (a) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No. ____ dated ______, granted before ___________, Notary Public No. ___ of _______, Federal District registered before the Public Registry of Commerce of
_______, Federal District under commercial file No. _____ dated ________.

         (b) That __________________ has sufficient legal authority to enter into this agreement on behalf of PCS and to bind PCS in accordance with the terms hereof, as evidenced by public instrument No. ______ dated _______ granted before_____________, Notary Public No. ___ of_______, Federal District, registered before the Public Registry of Commerce of_____, Federal District under commercial file No.______, dated________, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (c) That its Federal Taxpayer Registry number is__________.

         (d) That it has entered into the lease agreements described in Annex "F" hereof, pursuant to which it leases the real estate properties described in such Annex "F" (hereinafter referred to as the "LEASE AGREEMENTS OF PCS" and together with the LEASE AGREEMENTS OF SOS, the LEASE AGREEMENTS OF TELGOLFO, the LEASE AGREEMENTS OF COMCEL and the LEASE AGREEMENTS OF IUSATELECOMUNICACIONES, the LEASE AGREEMENTS OF SISTEPOR hereinafter the "LEASE AGREEMENTS").

That it desires to assign to the ASSIGNEE the rights and obligation derived from the LEASE AGREEMENTS OF PCS, in accordance with the terms and conditions hereof

II. ASSIGNEE RECITES, THROUGH ITS REPRESENTATIVE:

         (e) That it is a corporation legally organized and validly existing under the laws of the United Mexican States, as evidenced by public instrument No.43,972 dated October 5, 1999, granted before Mr. Roberto Nunez y Bandera, Notary Public No. 1 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District, under commercial file No. 253,584 dated October 27, 1999.

         (f) That _____________________ has sufficient legal authority to enter into this agreement on behalf of ASSIGNEE and to bind ASSIGNEE in accordance with the terms hereof, as evidenced by public instrument No. ______ dated _________, ____, granted before ______________, Notary Public No. 1 of Mexico City, Federal District, registered before the Public Registry of Commerce of Mexico City, Federal District, under commercial file No.

_______ dated __________, ____, and that as of this date, such authority has not been revoked or limited in any manner whatsoever.

         (g) That its Federal Taxpayer Registry number is MCE 991005 J25.

         (h) That it desires to enter into this agreement in accordance with the terms and conditions hereof.

         (i) That assignee has sufficient legal and economic capacity to enter into this agreement and to be bound in accordance with the terms hereof and the LEASE AGREEMENTS.

III. THE PARTIES TO THIS AGREEMENT RECITE, THROUGH THEIR REPRESENTATIVES:

         (a) That on _______ they entered into that certain purchase and sale agreement (hereinafter the "ASSET PURCHASE AGREEMENT"), whereby ASSIGNORS agreed to sell and ASSIGNEE agreed to purchase certain towers for the installation of telecommunications equipment, which towers include those located in the real estate properties subject of the LEASE AGREEMENTS.

         (b) That according to the ASSET PURCHASE AGREEMENT, ASSIGNORS undertook to assign to ASSIGNEE, their rights derived from the LEASE AGREEMENTS.

In view of the foregoing, the parties agree as follows:

                                     CLAUSES

FIRST.- PURPOSE.- ASSIGNORS hereby assign to ASSIGNEE, all of their rights and obligations under the LEASE AGREEMENTS to which they are a party, which assignment shall be effective from the date hereof. ASSIGNEE hereby accepts such assignment and undertakes each and all of the obligations derived from the LEASE AGREEMENTS, pursuant to the provisions of the ASSET PURCHASE AGREEMENT.

The parties hereto agree and acknowledge that the assignment subject matter of this agreement, refers only and exclusively to the rights and obligations derived from the LEASE AGREEMENTS and not to the telecommunications equipment, tower and other assets related to the telecommunications sites and that are located within the properties subject of the LEASE AGREEMENTS which, in its case, shall be transferred to ASSIGNEE pursuant to the ASSET PURCHASE AGREEMENT. The parties hereto agree that ASSIGNEE does not assume any responsibility or liability other than those set forth in the ASSET PURCHASE AGREEMENT.

SECOND.- NOTICES.- ASSIGNORS agree to notify the lessors party to each of the LEASE AGREEMENTS, the assignment effected pursuant to this agreement, within 30 (thirty) days following the date hereof, using the form of notice attached to this Agreement as Annex "G" and, in its case, in the terms agreed with any of such lessors.

THIRD.- ASSET PURCHASE AGREEMENT.- This agreement is entered into pursuant to and subject to the terms of the ASSET PURCHASE AGREEMENT. For all matters not expressly provided for in this agreement, the ASSET PURCHASE AGREEMENT shall apply. In case of conflict between this agreement and the ASSET PURCHASE AGREEMENT, the ASSET PURCHASE AGREEMENT shall prevail.

FOURTH.- FURTHER ACTIONS.- The parties agree to execute, perform or to cause to be executed or performed any other agreements or documents that any of them deems necessary to consummate the transactions contemplated in this agreement.

FIFTH.- DOMICILES.- For all legal purpose in connection with this agreement, the parties designate as their domiciles, the following:

ASSIGNORS: Prolongacion Paseo de la Reforma No. 1236. Col. Santa Fe, C.P. 05348 in Mexico Federal District.

ASSIGNEE: Ejercito Nacional 904, Piso 17, Col. Palmas Polanco, 11560, Mexico, D.F..

All notices, consents, approvals, or any other communications that the parties may deliver under this agreement shall be in writing and delivered to the addresses provided above. Both parties agree to effectively notify the other party any change in their domiciles.

SIXTH.- GOVERNING LAW; JURISDICTION.- This agreement shall be governed and construed in accordance with the applicable laws of the United Mexican States. For the interpretation, performance and enforcement of this agreement, the Parties expressly submit to the jurisdiction of the competent courts of Mexico City, Federal District, expressly waving any other jurisdiction to which they may be entitled by reason of their present or future domiciles.

THE PARTIES, EXECUTE THIS AGREEMENT IN MEXICO CITY, FEDERAL DISTRICT, ON __________, 2003.

                                    ASSIGNORS

________________________                          ____________________________

SOS TELECOMUNICACIONES,                           TELECOMUNICACIONES DEL
S.A. DE C.V.                                      GOLFO, S.A. DE C.V.

BY: [NAME]                                        BY: [NAME]


___________________________                       ____________________________
COMUNICACIONES CELULARES DE                       IUSATELECOMUNICACIONES, S.A.
OCCIDENTE, S.A.                                   DE C.V. DE C.V.

BY: [NAME]                                        BY: [NAME]


___________________________                       ____________________________
SISTEMAS TELEFONICOS POTATILES                    IUSACELL PCS, S.A. DE C.V.
CELULARES, S.A. DE C.V.
BY: [NAME]

                                    ASSIGNEE

                        _________________________________
                        [MATC CELULAR], S. DE R.L. DE C.V.
                        BY: [NAME]

                                    WITNESSES

_____________________________________             ______________________________
[NAME]                                            [NAME]

                                     ANNEX A
                            TO LAND LEASE ASSIGNMENT

                             LEASE AGREEMENTS OF SOS

                                     ANNEX B
                            TO LAND LEASE ASSIGNMENT

                          LEASE AGREEMENTS OF TELGOLFO

                                     ANNEX C
                            TO LAND LEASE ASSIGNMENT

                           LEASE AGREEMENTS OF COMCEL

                                     ANNEX D
                            TO LAND LEASE ASSIGNMENT

                   LEASE AGREEMENTS OF IUSATELECOMUNICACIONES

                                     ANNEX E
                            TO LAND LEASE ASSIGNMENT

                          LEASE AGREEMENTS OF SISTEPOR

                                     ANNEX F
                            TO LAND LEASE ASSIGNMENT

                             LEASE AGREEMENTS OF PCS

                                     ANNEX G
                            TO LAND LEASE ASSIGNMENT

                            FORM OF NOTICE TO LESSORS

                                    EXHIBIT E
                              (ENGLISH TRANSLATION)

                 ASSIGNMENT AND ASSUMPTION OF RELATED CONTRACTS

                                    [TO COME]

                                    EXHIBIT F
                     FORM OF SELLERS' OFFICER'S CERTIFICATE

                                [NAME OF COMPANY]

                              OFFICER'S CERTIFICATE

         This certificate is being delivered pursuant to SECTION 6.1(c) of the Purchase and Sale Agreement, dated as of _________________, ________, by and between Sistemas Telefunicos Portatiles Celulares, S.A. de C.V., Telecommunicaciones del Golfo, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Iusatelecomunicaciones, S.A. de C.V. and SOS Telecomunicaciones, S.A. de C.V., Iusacell PCS, S.A. de C.V. and [MATC Entity], with the appearance of GRUPO IUSACELL CELULAR, S.A. de C.V. (the "Purchase Agreement").

         ____________________ of _____________________ (the "Company"), does hereby certify that:

         1. The representations and warranties of the Company contained in the Purchase Agreement are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof, except for changes contemplated by the Purchase Agreement and except for representations and warranties made as of a specific date, which are certified as true and complete in all material respects as of such date; and

         2. The obligations and covenants contained in the Purchase Agreement to be performed and complied with by the Company on or prior to the date hereof have been performed or complied with.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________________, ______.

                                            ___________________________________
                                            Name:
                                            Title:

                                    EXHIBIT G
                    FORM OF SELLERS' SECRETARY'S CERTIFICATE

                                [NAME OF COMPANY]

                             SECRETARY'S CERTIFICATE

                                     [DATE]

         I, _______________, do hereby certify that I am the duly elected, qualified and acting Secretary of ____________________, a corporation organized and existing under the laws of Mexico (the "Corporation"), and that attached hereto as Exhibit A is a true and correct copy of the resolutions of the [BOARD OF DIRECTORS/SHAREHOLDERS MEETING] of the Corporation duly adopted at a regular meeting of the [BOARD/SHAREHOLDERS] held on ______________, and that such resolutions are the only resolutions adopted by said [BOARD OF DIRECTORS/SHAREHOLDERS MEETING] relating to the matters referred to therein, and attached hereto as Exhibit B is a true and correct copy of the charter/escritura constitutiva of the Corporation, and attached hereto as Exhibit C is a true and correct copy of the current By Laws (estatutos vigentes) of the Corporation, and that none of the foregoing have been amended, revised, modified or rescinded except as set forth therein and such documents remain in full force and effect as of the date hereof.

                                      __________________________________________
                                      Name:

         I, _______________., ___________________ of the Corporation, hereby certify that the foregoing signature of ____________ is his genuine signature and that he is the duly elected, qualified and acting Secretary of the Corporation.

                                      __________________________________________
Dated:

                                    EXHIBIT H
                     FORM OF BUYER'S DIRECTOR'S CERTIFICATE

                                  [MATC ENTITY]

                             DIRECTOR'S CERTIFICATE

         This certificate is being delivered pursuant to SECTION 7.1(D) of the Purchase and Sale Agreement, dated as of ________________, 2003, by and between Sistemas Telefunicos Portatiles Celulares, S.A. de C.V., Telecommunicaciones del Golfo, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Iusatelecomunicaciones, S.A. de C.V. and SOS Telecomunicaciones, S.A. de C.V., Iusacell PCS, S.A. de C.V. and [MATC Entity], with the appearance of GRUPO IUSACELL CELULAR, S.A. de C.V. (the "Purchase Agreement").

         ____________________, a director of [MATC Entity] (the "Company"), does hereby certify that:

         1. The representations and warranties of the Company contained in the Purchase Agreement are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof, except for changes contemplated by the Purchase Agreement and except for representations and warranties made as of a specific date, which are certified as true and complete in all material respects as of such date; and

         2. The obligations and covenants contained in the Purchase Agreement to be performed and complied with by the Company on or prior to the date hereof have been performed or complied with.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________________, 2003.

                                    [MATC Entity]

                                    By:______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT I
                     FORM OF BUYER'S SECRETARY'S CERTIFICATE

                                  [MATC ENTITY]

                             Secretary's Certificate

                                     [DATE]

         I, [Santiago Corcuera Cabezut], do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of [[MATC Entity], a company organized and existing under the laws of Mexico (the "Company"), that in accordance with the by-laws of the Company, no resolutions of the Board of Directors or partners' meeting of the Company must be adopted by said Board of Directors or partners' meeting in connection with the transactions referred to in the Purchase and Sale Agreement dated ________, entered into by and between Sistemas Telefonicos Portatiles Celulares, S.A. de C.V., Telecomunicaciones del Golfo, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Iusatelecomunicaciones, S.A. de C.V., SOS Telecomunicaciones, S.A. de C.V., Iusacell PCS, S.A. de C.V., Grupo Iusacell, S.A. de C.V. and [MATC ENTITY], and attached hereto as Exhibit A is a ---------- true and correct copy of the Charter and By-Laws (escritura constitutiva y estatutos vigentes) of the Company, and that none of the foregoing have been amended, revised, modified or rescinded except as set forth therein and such documents remain in full force and effect as of the date hereof.

                                       _________________________________
                                       Name: [Santiago Corcuera Cabezut]
                                       Title:   Secretary of the Company

Dated:

                                    EXHIBIT A
                           CHARTER & BY-LAWS OF SELLER

                                    EXHIBIT J
                   FORM OF OPINION OF SELLERS' OUTSIDE COUNSEL

                               [TO BE AGREED UPON]

                                    EXHIBIT K
                       FORM OF MLA FOR THE PURCHASED SITES

                       [TO BE AGREED BETWEEN THE PARTIES]

                                    EXHIBIT L
                             [INTENTIONALLY DELETED]

                                    EXHIBIT M
                             [INTENTIONALLY DELETED]

                                    EXHIBIT N
                   FORM OF OPINION OF BUYER'S GENERAL COUNSEL

                            [FORM TO BE AGREED UPON]

                                    EXHIBIT O
                         FORM OF SUBORDINATION AGREEMENT

JPMorgan Chase Bank
as Collateral Agent
270 Park Avenue
New York, New York 10017

         Please be advised as follows:

         1. MATC Digital, S. de R.L. de C.V. (hereafter "MATC") as buyer has entered into a Purchase and Sale Agreement dated as of December 19, 2003 (the "Purchase and Sale Agreement") with Grupo Iusacell Celular, S.A. de C.V., Sistemas Telefonicos Portatiles Celulares, S.A. de C.V., Telecomunicaciones del Golfo, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Iusatelecomunicaciones, S.A. de C.V., SOS Telecomunicaciones, S.A. de C.V., Portatel del Sureste, S.A. de C.V. and Iusacell PCS, S.A. de C.V. (jointly the "Sellers"), whereunder MATC purchased or agreed to purchase from the Sellers the Sellers' interests in the Sites listed on Schedule I hereto (the "Sites").

         2. MATC and MATC Celular as lessor have entered into an amended and Restated Master Lease Agreement (the"Master Lease") dated December 19, 2003 with Iusacell Arrendadora, S.A. de C.V. as lessee (the "Lessee") and Grupo Iusacell, S.A. de C.V., as joint obligor whereunder MATC agreed to lease the Sites to the Lessee under the terms and conditions of the Master Lease.

         3. MATC hereby irrevocably agrees and covenants that (A) neither the sale nor the lease of the Sites cancels, diminishes, or affects in any manner whatsoever the security interests created by Sellers in the Sellers' telecommunications equipment which constitutes Collateral (as defined in the Credit Agreement referred to below) located on or in shelters at the base of such Sites in favor of JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) as Collateral Agent (together with its successors and assignees, the "Collateral Agent") for the Lenders (as defined therein) under the Amended and Restated Credit Agreement dated as of July 25, 1997 and amended and restated as of March 29, 2001 among Grupo Iusacell Celular, S.A. de C.V., formerly known as Grupo Iusacell, S.A. de C.V. (the "Company"), the Lenders party thereto and The Chase Manhattan Bank, as amended (the "Credit Agreement"), which security interests were perfected under (i) a Mortgage Agreement dated July 25, 1997, which was notarized under notorial deed number 5,114 dated December 1, 1997 registered with the Public Registry of Commerce of Mexico under commercial files no. 129,279; 126,502; 168,528; 177,150; 120,042; and 132,047, amended under (a) the
First Amendment to the Mortgage notarized under notorial deed number 8,824, dated April 15, 1999, and (b) the Second Amendment to the Mortgage Agreement granted by means of a notarial deed number 3,196, dated March 29, 2001 and registered under the same commercial files and (ii) a mortgage granted by means of notarial deed number 6,283, dated April 30, 2002, registered with the Public Registry of Commerce of Mexico under commercial file number 298,914, by Portatel del Sureste, S.A. de C.V. and Portatel Comercializadora, S.A. de C.V. (said Collateral Agent and Lenders collectively, the "Secured Parties"); (B) any interest MATC may have in the Collateral described in subsection (A) above is expressly subordinated to the security interests of the Secured Parties in all such Collateral; (C) if necessary, MATC shall notify any entity with an interest in MATC's rights under the Master

Lease or any Site Lease, pursuant to Section 13 of the Master Lease, of the subordination provisions included herein; (D) MATC shall maintain in trust and pay over to the Secured Parties any and all amounts received in respect of the sale of the Collateral described in subsection (A) above, if any, upon foreclosure of its rights, if any, in respect of such Collateral or in connection with the bankruptcy, concurso mercantil or insolvency of any of the Sellers; and (E) MATC will not interfere in the exercise by any Secured Party of any of its rights under the Credit Agreement and the Security Documents (as defined in the Credit Agreement) with respect to such Collateral.

         4. MATC further irrevocably agrees and covenants that it will notify the Collateral Agent simultaneously with either (or both) of the Lessee or the Joint Obligor of any default by either the Lessee or the Joint Obligor under the Master Lease, and shall afford the Collateral Agent the same right to cure any default as such Lessee or the Joint Obligor except that any such cure period afforded to the Collateral Agent shall not be less than ten (10) days after receipt by the Collateral Agent of the relevant default notice issued by MATC.

         5. Subject to the terms of this letter agreement and in particular to its senior rights in respect of the Collateral, JPMorgan Chase Bank, as Collateral Agent for the Lenders, hereby consents to the transfer of the Sites by the Sellers to MATC as contemplated by the Purchase and Sale Agreement; provided, however, that such consent shall not be deemed to be a waiver of the conditions set forth in the Credit Agreement and shall not prejudice the rights of the Collateral Agent and the Lenders under the Credit Agreement and the Security Documents. JPMorgan Chase Bank, as Collateral Agent for the Lenders, further acknowledges that upon transfer of the Sites to MATC the Mortgage with respect to such Sites shall be released.

                               Sincerely,

                               MATC DIGITAL, S. DE R.L. DE .C.V.


                               by :____________________________________________
                                   Name
                                   Title

                               by  ____________________________________________
                                   Name:
                                   Title:

ACCEPTED AND AGREED:

JPMORGAN CHASE BANK,
as Collateral Agent for the Lenders,

by______________________________________
  Name:
  Title:

                                   SCHEDULE 1

                                     SITES

                           IDENTIFICATION
NOMBRE DEL SITIO                       REGION         No ID
PORFIRIO DIAZ                             R1          R10001
CORPORATIVO                               R1          R10002
DESHUESADERO (LA GLORIA)                  R1          R10003
AMERICAS                                  R1          R10004
CORONA (ROSARITO)                         R1          R10006
CHAPULTEPEC                               R1          R10007
MAESTROS FEDERALES                        R1          R10008
SANTA ROSA                                R1          R10009
SOS MEXICALI                              R1          R10010
ZACATECAS                                 R1          R10011
BUENOS AIRES                              R4          R40001
ZAPATERIAS                                R4          R40003
IUSATEL                                   R4          R40004
REYNOSA CENTRO ( SAN CARLOS )             R4          R40005
CD. MADERO                                R4          R40006
LINARES                                   R4          R40008
SAN JOSE                                  R4          R40009
MONCLOVA                                  R4          R40010
LA SILLA                                  R4          R40011
CIUDAD JUAREZ                             R4          R40012
CANADA                                    R5          R50001
PATRIA                                    R5          R50002
FRESNO                                    R5          R50003
PROVIDENCIA                               R5          R50004
SOL                                       R5          R50005
SANTA FE (CERRO GRANDE)(LA FE)de)         R5          R50006
(La Fe)  (Torre I)
MEXICO                                    R5          R50007
LA BARCA (Torre I)                        R5          R50008
LADRON DE GUEVARA                         R5          R50009
CONSTITUYENTES                            R5          R50010
VILLAS UNIVERSITARIAS                     R5          R50011
CENTRAL CAMIONERA                         R5          R50012
CHAPULTEPEC                               R5          R50013
CERRO BOLUDO (Torre I y Torre II)         R5          R50014
NUEVO VALLARTA                            R5          R50015

                           IDENTIFICACION
NOMBRE DEL SITIO                       REGION         No ID
CERRO BURRO (Torre I)                     R5          R50016
EL TULE (Torre I)                         R5          R50017
APATZINGAN (Torre I)                      R5          R50018
ZOOLOGICO                                 R5          R50019
ZITACUARO                                 R5          R50020
PUNTA SANTIAGO                            R5          R50021
LA CUMBRE (Torre I)                       R5          R50022
VIGIA                                     R5          R50023
REP. PENAL (ZAPOTLANEJO)                  R5          R50024
REP. TUNEL LA MINERVA (IHUATZIO)          R5          R50025
CIUDAD INDUSTRIAL (ZONA INDUSTRIAL        R5          R50026
MORELIA)
SAN PABLO                                 R6          R60001
LOS GALLOS                                R6          R60002
EL DORADO                                 R6          R60003
LA CAL                                    R6          R60004
PLATEROS                                  R6          R60005
SAN MIGUEL DE ALLENDE                     R6          R60006
BUGAMBILIAS                               R6          R60007
JARDINES                                  R6          R60008
CALVILLO                                  R6          R60009
SAN JOSE ITURBIDE                         R6          R60010
CORPORATIVO                               R6          R60011
PALO HUERFANO                             R6          R60012
MUNOZ                                     R6          R60013
SAN MARTIN                                R6          R60014
OJO DE AGUA                               R6          R60015
ALTAMIRA                                  R7          R70001
CALERA  (Switch Pue) (Coubic.             R7          R70002
Telmex- propio)
COFRE DE PEROTE                           R7          R70003
CUMBRES DEL LLANO LARGO                   R7          R70004
EL VIGIA                                  R7          R70005
FRESNO                                    R7          R70006
GOROZPE                                   R7          R70007
HUEXOTITLA                                R7          R70008
LA MIRA (ACAPULCO II) (coubic             R7          R70009
Telmex-propio)

                           IDENTIFICACION
        NOMBRE DEL SITIO               REGION         No ID
LAS BRISAS                                R7          R70010
MEDANO DEL MORRO                          R7          R70011
MEDANO DEL PERRO (Coubic                  R7          R70012
Telmex-propio) (COUBIC VERACRUZ)

SALINA CRUZ                               R7          R70013
SAN JUAN (SAN JUAN II) (EL FORTIN)        R7          R70014
SANTIAGO TULA                             R7          R70015
TERRAZAS                                  R7          R70016
TLALCOYUNGA (HUAUCHINANGO)                R7          R70017
TUXPAN, IGUALA                            R7          R70018
VERACRUZ CENTRO (COSTERA)                 R7          R70019
ALQUITRAN                                 R7          R70020
REP. MAXITUNEL ACAPULCO (TUCA)            R7          R70021
REP. TEZIUTLAN (Coubic                    R7          R70022
Telmex-propio)
SAN MIGUEL CANOA                          R7          R70023
SUCHIAPA (XUCHAPA)                        R7          R70024
TEHUANTEPEC                               R7          R70025
TEZOYUCA (REP. E ESPERANZA)               R7          R70026
TELEREUNION VERACRUZ                      R7          R70027
COUBIC. ATLIXCO                           R7          R70028
COLOCADA (Switch Merida)                  R8          R80001
MONTEJO                                   R8          R80002
HYATT                                     R8          R80003
CENTRO                                    R8          R80004
AEROPUERTO                                R8          R80005
PLAZA DORADA                              R8          R80006
PROGRESO                                  R8          R80007
COLOCADA                                  R8          R80008
CENTRO                                    R8          R80009
COLOCADA                                  R8          R80010
COLOCADA                                  R8          R80011
CENTRO                                    R8          R80012
CAMINO REAL                               R8          R80013
AEROPUERTO (CENTRAL DE ABASTOS)           R8          R80014
PUERTO MORELOS                            R8          R80015
PLAYA DEL CARMEN                          R8          R80016
PUERTO AVENTURAS                          R8          R80017
COZUMEL                                   R8          R80018

                           IDENTIFICACION
         NOMBRE DEL SITIO              REGION         No ID
CIUDAD DEL CARMEN                         R8          R80019
COLOCADA                                  R8          R80020
CAMINO REAL                               R8          R80021
CARDENAS                                  R8          R80022
ZONA INDUSTRIAL (CIUDAD INDUSTRIAL)       R8          R80023
VILLAHERMOSA III (CENTRO                  R8          R80024
VILLAHERMOSA)
PLATANO Y CACAO                           R8          R80025
COMALCALCO                                R8          R80026
LA VENTA                                  R8          R80027
MACUSPANA (MACUSTIANA)                    R8          R80028
TEAPA                                     R8          R80029
EMILIANO ZAPATA                           R8          R80030
PALENQUE                                  R8          R80031
COLOCADA                                  R8          R80032
TERAN                                     R8          R80033
SAN CRISTOBAL                             R8          R80034
COMITAN                                   R8          R80035
COLOCADA                                  R8          R80036
CENTRO (TAPACHULA)                        R8          R80037
TULIPANES                                 R8          R80038
LOS LAURELES                              R8          R80039
TONALA                                    R8          R80040
SAN BENITO (REPET)                        R8          R80041
BACALAR                                   R8          R80042
HUITEPEC                                  R8          R80043
LA FLORECILLA                             R8          R80044
CD. HIDALGO                               R8          R80045
CENTRO DE CONVENCIONES (MONTES DE         R8          R80048
AME)
MONTEBELLO                                R8          R80049
TUXTLA GUTIERREZ CENTRO                   R8          R80050
SAN BENITO                                R8          R80052
CD. INDUSTRIAL                            R8          R80053
REGIONES SUR                              R8          R80054
ISLA MUJERES                              R8          R80055
COZUMEL NORTE                             R8          R80056

                           IDENTIFICACION
        NOMBRE DEL SITIO               REGION         No ID
CIUDAD DEL CARMEN II                      R8          R80057
PINOS                                     R8          R80058
FRANCISCO I. MADERO                       R8          R80059
AHUEHUETES                                R9          R90001
AJUSCO                                    R9          R90002
ALAMEDA                                   R9          R90003
ALENCASTRE                                R9          R90004
ALTAVISTA                                 R9          R90005
ALVARO OBREGON                            R9          R90006
ARAGON                                    R9          R90007
ARQUIMEDES                                R9          R90008
ATENCO                                    R9          R90009
AXOTLA                                    R9          R90010
BALCONES                                  R9          R90011
BARROCO                                   R9          R90012
BENITO JUAREZ                             R9          R90013
BOSQUES DEL LAGO                          R9          R90014
BUENAVISTA (Switch Toluca)                R9          R90015
CALLE 10                                  R9          R90016
CAMINO REAL                               R9          R90017
CAMPOS ELISEOS                            R9          R90018
CENTRO COMERCIAL SANTA FE                 R9          R90019
COACALCO (switch)                         R9          R90020
CHILPANCINGO (PLAZA CONDESA)              R9          R90021
(CHIHUAHUA)
FELIX CUEVAS                              R9          R90022
FUENTES II (PERISUR)                      R9          R90023
GANDHI                                    R9          R90024
GUSTAVO BAZ                               R9          R90025
HIPODROMO                                 R9          R90026

                           IDENTIFICACION
       NOMBRE DEL SITIO                REGION         No ID
HORACIO REUB.                             R9          R90027
JOCOTITLAN                                R9          R90028
LAGO SUR                                  R9          R90029
L O M A S (HERRADURA)                     R9          R90030
LOMAS ALTAS                               R9          R90031
LORETO                                    R9          R90032
LOS GALLOS                                R9          R90033
MANACAR                                   R9          R90034
MARRIOT  HOTEL                            R9          R90035
MELCHOR OCAMPO                            R9          R90036
MONTES URALES                             R9          R90037
NARVARTE                                  R9          R90038
NIKKO  HOTEL                              R9          R90039
OBRERA II                                 R9          R90040
PASTEJE (Switch LD)                       R9          R90041
PATRIOTISMO                               R9          R90042
PATRITOTISMO (MASTILES)                   R9          R90043
PELICANO                                  R9          R90044
PEROTE                                    R9          R90045
PLAZA SATELITE                            R9          R90046
PRADO NORTE                               R9          R90047
PRESA MADIN                               R9          R90048
PRIMERO DE MAYO (CHAMAPA)                 R9          R90049
RANCHO SAN FRANCISCO                      R9          R90050
REFORMA                                   R9          R90051
ROMA  REUB.                               R9          R90052
SAN COSME                                 R9          R90053

                           IDENTIFICACION
       NOMBRE DEL SITIO                REGION         No ID
SANTA FE CORPORATIVO                      R9          R90054
SANTA  FE I                               R9          R90055
SEDESOL                                   R9          R90056
TELEVISA                                  R9          R90057
TEPEPAN                                   R9          R90058
TOLUCA                                    R9          R90059
TLALNEPANTLA (switch Ceylan)              R9          R90060
VALLE ESCONDIDO                           R9          R90061
VILLA COYOACAN                            R9          R90062
ZACATEPETL                                R9          R90063
ZONA ROSA II (TROCADERO)                  R9          R90064
CHILUCA                                   R9          R90065
BOSQUE REAL                               R9          R90066
PACHUCA                                   R9          R90067
CHIQUIHUITE (Rep Mw)                      R9          R90068
HOSPITAL INGLES ABC (Indoor)              R9          R90069
CAMARA DE SENADORES(Indoor)               R9          R90070
CORONA                                    R9          R90071
HERBERTZ                                  R9          R90072
CANIETI (Indoor)                          R9          R90073
PLAZA INN(Indoor)                         R9          R90074
VIRREYES                                  R9          R90075
TARAHUMARA                                R9          R90076
JARDIN                                    R9          R90077
3 ORIENTE                                 R9          R90078
OCOTE (Indoor)                            R9          R90079
PROGRESO INDUSTRIAL                       R9          R90080
HACIENDA PASTEJE (Indoor)                 R9          R90081

                           IDENTIFICACION
       NOMBRE DEL SITIO                REGION         No ID
TATAVASCO (Indoor)                        R9          R90082
SRE(Indoor)                               R9          R90083
CSI PLAZA CUERNAVACA (Indoor)             R9          R90084
LAURELES (Indoor)                         R9          R90085
CANTIL(Indoor)                            R9          R90086
UNIVERSIDAD DEL FUTBOL                    R9          R90087
PALACIO LEGISLATIVO                       R9          R90304
CLUB DE GOLF BOSQUES                      R9          R90319
PANTEON JARDIN                            R9          R90320

                                   SCHEDULE 2

                                    HUB SITES

                          IDENTIFICACION

         NOMBRE DEL SITIO                REGION          NO ID
SWITCHES
BUENOS AIRES                               R4            R40001
CANADA                                     R5            R50001
CORPORATIVO                                R6            R60011
CALERA  (SWITCH) (COUBIC. TELMEX-          R7            R70002
PROPIO)

COLOCADA, MERIDA                           R8            R80001
BUENAVISTA (SWITCH TOLUCA)                 R9            R90015
PASTEJE   (SWITCH LD)                      R9            R90041
TLALNEPANTLA (SWITCH)                      R9            R90060

NODOS DE FIBRAS OPTICAS
IUSATEL                                    R4            R40004
PROVIDENCIA                                R5            R50004
LADRON DE GUEVARA                          R5            R50009
CHAPULTEPEC                                R5            R50013
SAN PABLO                                  R6            R60001
BUGAMBILIAS                                R6            R60007
HUEXOTITLA                                 R7            R70008
TELEREUNION VERACRUZ                       R7            R70027
COLOCADA, CAN CUN                          R8            R80011
CIUDAD DEL CARMEN                          R8            R80019
COLOCADA, VILLAHERMOSA                     R8            R80020
EMILIANO ZAPATA                            R8            R80030
COLOCADA                                   R8            R80032
ALVARO OBREGON                             R9            R90006
ATENCO                                     R9            R90009
BENITO JUAREZ                              R9            R90013
FELIX CUEVAS                               R9            R90022
HORACIO REUB.                              R9            R90027
PATRIOTISMO                                R9            R90042
PATRITOTISMO (MASTILES)                    R9            R90043
SAN COSME                                  R9            R90053
SANTA FE CORPORATIVO                       R9            R90054
SANTA  FE I                                R9            R90055
TEPEPAN                                    R9            R90058

                                   SCHEDULE 3

                                  INITIAL SITES

1       DESHUESADERO (LA GLORIA)        R1        R10003
2       TELEVISA                        R9        R90057
3       CHILPANCINGO (PLAZA             R9        R90021
        CONDESA) (CHIHUAHUA)

4       MANACAR                         R9        R90034
5       NUEVO VALLARTA                  R5        R50015
6       PUNTA SANTIAGO                  R5        R50021
7       CORPORATIVO                     R6        R60011
8       SAN JOSE ITURBIDE               R6        R60010
9       VERACRUZ CENTRO (COSTERA)       R7        R70019
10      TEZOYUCA (REP. ESPERANZA)       R7        R70026
11      CHAPULTEPEC                     R5        R50013
12      AEROPUERTO (CENTRAL DE          R8        R80014
        ABASTOS)
13      PUERTO MORELOS                  R8        R80015
14      ATENCO                          R9        R90009
15      LOS GALLOS                      R9        R90033
16      VILLA COYOACAN                  R9        R90062
17      ALVARO OBREGON                  R9        R90006
18      ARQUIMEDES                      R9        R90008
19      FUENTES II (PERISUR)            R9        R90023
20      HORACIO REUB.                   R9        R90027
21      PLAZA SATELITE                  R9        R90046
22      PRESA MADIN                     R9        R90048
23      CHILUCA                         R9        R90065
24      COLOCADA                        R8        R80011
25      CENTRO                          R8        R80012
26      PLAYA DEL CARMEN                R8        R80016
27      PUERTO AVENTURAS                R8        R80017
28      COZUMEL                         R8        R80018
29      COZUMEL NORTE                   R8        R80056
30      COLOCADA (Switch Merida)        R8        R80001
31      MONTEJO                         R8        R80002
32      CENTRO                          R8        R80004

33      AEROPUERTO                      R8        R80005
34      PLAZA DORADA                    R8        R80006

                                  SCHEDULE 3.3
                                SELLER APPROVALS

                                 SCHEDULE 3.4(b)

                               LIST OF OWNED LAND

                                                                                                   Legal Description is
                                                                                                   attached here and marked
Site Number         Site Name             County & State            Deed Book & Page Number        as:
                                                                                                   Attachment 3-___
                                                                                                   Attachment 3-___
                                                                                                   Attachment 3-___
                                                                                                   Attachment 3-___

                                 SCHEDULE 3.4(c)
                               LIST OF LAND LEASES

                                                                                                       EXPIRATION
                                                                                                       DATE AND
          SITE     DESCRIPTION OF    MONTHLY      RENT          SUBLEASING      RENT COMMENCEMENT      RENEWAL         SECURITY
SITE NO.  NAME     LEASE             RENT         ESCALATOR     RESTRICTIONS    DATE                   OPTIONS         DEPOSITS
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 3.4(d)
                                  ENCUMBRANCES

                                 SCHEDULE 3.4(e)
                        REQUIRED REPAIRS AND MAINTENANCE

                                 SCHEDULE 3.4(f)
                            LIST OF RELATED CONTRACTS

                                 SCHEDULE 3.4(g)
                              LIST OF TENANT LEASES

                                                                 TERMINATION
                                                                 RIGHTS (OTHER                           EXPIRATION
                                                     MONTHLY     THAN DUE TO                             DATE AND
          SITE      TENANT          DESCRIPTION      RENT  &     BREACH OR        RENT COMMENCEMENT      RENEWAL         SECURITY
SITE NO.  NAME      NAME             OF LEASE        ESCALATOR   DAMAGE)          DATE                   OPTIONS         DEPOSITS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.10(a)
                              SELLER AUTHORIZATIONS

                                SCHEDULE 3.10(b)
                                   VIOLATIONS

                                  SCHEDULE 3.11
                               SELLERS'INSURANCE

                                  SCHEDULE 4.4
                                     BROKERS

                                  SCHEDULE 4.5
                              BUYER AUTHORIZATIONS

                                      None

                                   SCHEDULE 16
                                 EXCLUDED ASSETS